LOAN AGREEMENT

EXECUTED BY AND BETWEEN

CW SUGAR HOUSE, LLC,
a Delaware limited liability company

and

REGIONS BANK,
an Alabama state banking corporation

TABLE OF CONTENTS

LOAN AGREEMENT

THIS LOAN AGREEMENT (this **"Agreement"**), is dated effective as of May 30, 2019 (the "**Effective Date**"), by and between CW SUGAR HOUSE, LLC, a Delaware limited liability company (**"Borrower"**), and REGIONS BANK, an Alabama state banking corporation (**"Lender"**).

RECITALS

A. Lender has agreed to make the Loan to Borrower and Borrower and Lender wish to enter into this Agreement in order to set forth the terms and conditions of the disbursement of the Loan;

B. In consideration of the mutual promises hereinafter contained and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

ARTICLE I.

DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings shown:

"Additional Collateral" – As defined in ***Section 5.1***.

"Additional Costs" – As defined in the Note.

"Additional Funds" – As defined in ***Section 4.1(t)(iii)***.

"Advance Request" – A request for a Loan advance on AIA Form G-702 or in such other form acceptable to Lender.

"Applicable Bankruptcy Law" – As defined in ***Section 7.1(g)***.

"Award" – As defined in ***Section 4.1(u)(ii)***.

"Borrower's Deposit" – As defined in ***Section 6.6(b)***.

"Borrower's Equity" – Land valued at $6,500,000 and cash funds in the amount of $14,136,955 obtained by Borrower from equity contributions or other sources approved by Lender and which are to be applied to the payment of Project Costs.

"Business Day" – As defined in the Note.

"Collateral" – As defined in the Security Instrument.

"Completion Date" – March 1, 2022, being the date by which the Completion Event must be achieved.

"Completion Event" – The date on which all of the following events have occurred: (i) the Improvements have been completed by Borrower to the reasonable satisfaction of Lender in substantial accordance with the Plans and Specifications, (ii) receipt by Lender of a Certificate of Substantial Completion covering the Improvements executed by the general contractor and architect; (iii) with respect to that portion of the Improvements which are to be occupied, final certificates of occupancy have been issued by the appropriate Governmental Authority, (iv) receipt by Lender of evidence satisfactory to Lender that all invoices for labor and/or material provided in connection with the construction of the Improvements have been paid in full together with full and final lien waivers and releases by all Contractors satisfying all Requirements; (v) the Title Company has issued a down date endorsement to the Loan Title Policy confirming that there are no mechanic's or materialman's liens outstanding against the Property, an endorsement deleting the general exception for mechanics' liens and, if no further disbursements of the Loan will be made after such time, deleting the exception for pending disbursements; and (vi) a Certificate of Compliance has been issued for the Improvements with respect to the ADA or other evidence reasonably acceptable to Lender evidencing the Improvements were constructed in compliance with ADA requirements.

"Construction Consultant" – Any consultant or representative of Lender designated to inspect the construction of the Improvements on behalf of Lender.

"Construction Schedule" – As defined in ***Section 0***.

"Contractors" – As defined in ***Section 5.1(b)***.

"Contracts" – As defined in ***Section 5.1(b)***.

"**Control**" or "**controls**" means with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "Controlling" and "Controlled" have the meanings correlative to the foregoing.

"Damage" – As defined in ***Section 4.1(t)(i)***.

"Debt Coverage Ratio" – A ratio, as determined by Lender as of the applicable Determination Date, the first number of which is the Net Operating Income for the period in question, and the second of which is Debt Service for such period.

"Debt Service" – The sum of all principal and interest payments that would be payable over a twelve (12) month period with respect to a Loan in the aggregate principal amount of the Loan (together with any amounts remaining to be funded) calculated on an annualized basis and amortized over 30 years assuming an interest rate that is the greater of (a) the per annum rate at which the outstanding principal of the Note then bears interest, (b) the Treasury Note Rate plus two percent (2.00%), or (c) six percent (6.00%),

"**Default Rate**" – As defined in the Note.

"Determination Date" – The date the Debt Coverage Ratio is calculated for purposes of this Agreement and the other Loan Documents, and for the purposes of determining whether Borrower satisfies the conditions to an Extension Period (as defined in the Note), the Determination Date shall be the last day of the most recent calendar month ending at least thirty (30) days prior to the commencement of the Extension Period in question.

"Environmental Indemnity Agreement" – means, collectively, (i) the Environmental Indemnity Agreement of even date herewith executed by Guarantor in favor of Lender which is not secured by the Security Instrument (the "**Guarantor Environmental Indemnity Agreement**") and (ii) the Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Lender which is secured by the Security Instrument (the "**Borrower Environmental Indemnity Agreement**").

"ERISA" – As defined in ***Section 3.1(g)***.

"ERISA Violation" – As defined in ***Section 3.1(g)***.

"Event of Default" – As defined in ***Section 7.1***.

"Financing Statement" – A Financing Statement naming Borrower, as debtor, and Lender, as secured party, perfecting the security interest in the Collateral.

"Funding Date" – As defined in ***Section 6.3(a)***.

"**GAAP**" – Generally accepted accounting principles, as from time-to-time in effect in the United States of America, or such alternative accounting standard as may be acceptable to Lender, consistently applied.

"General Contractor" – means Big-D Construction Corp., a Utah corporation.

"Governmental Authority" – The United States, the State, the county, and the city, or any other political subdivision in which the Land is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Borrower, Guarantor or the Property.

"Grace Period" – As defined in ***Section 7.1(b)***.

"Guarantor" – Cottonwood Residential O.P., LP., a Delaware limited partnership.

"Guaranty" – The Guaranty of even date herewith made by Guarantor in favor of Lender relating to the Loan and which is not secured by the Security Instrument.

"Hedge Agreement" – Any existing or future interest rate swap agreement, interest rate exchange agreement, currency exchange agreement, interest rate and currency exchange agreement, forward rate agreement, rate floor agreement, interest rate protection agreement, commodity swap agreement, any option agreement in respect of any of the foregoing, interest rate cap agreement, rate collar agreement, International Swaps and Derivatives Association, Inc. (ISDA) Master Agreement, or any similar agreement or arrangement and any schedule, confirmation, exhibit, document or instrument evidencing any interest in a transaction covered by any such agreement, including but not

limited to any "swap" (as such term is defined in the U.S. Commodity Exchange Act, as in effect from time to time, and the official rules and regulations promulgated thereunder), in each case, executed by the Borrower or any of the Borrower's affiliates with Lender or any of Lender's affiliates.

"Improvements" – A 235-unit multifamily project (with ground-floor retail) and related amenities to be constructed on the Land in accordance with the Plans and Specifications.

"Indebtedness" – All obligations, liabilities and indebtedness of Borrower under the Loan Documents and any Hedge Agreement, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

"Initial Advance" – The first amount of the Loan funded by the Lender to the Borrower.

"Interest Reserve Amount" – $1,042,006 of the Loan, allocated for monthly payments of accrued interest on the outstanding principal of the Note.

"Land" – The land described in **Exhibit A** attached hereto and made a part hereof.

"Leases" – As defined in the Security Instrument.

"**Legal Entity Customer**" has its meaning set forth in 31 C.F.R. § 1010.230(e) and includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed under the laws of a foreign jurisdiction that opens an account.

"Licenses" – As defined in ***Section 5.1(a)***.

"Loan" – A loan in the principal amount of Thirty Seven Million Dollars ($37,000,000) from Lender to Borrower, subject to reduction as provided in Section 11(d) of the Note.

"Loan Documents" – This Agreement, the Note, the Security Instrument, the Borrower Environmental Indemnity Agreement, any Hedge Agreement and all other instruments evidencing, securing or relating to the Loan; provided, however, neither the Guaranty nor Guarantor Environmental Indemnity Agreement shall be deemed a Loan Document for purposes hereof.

"Loan Origination Fee" – The amount of 0.60% of the Loan, which fee is the consideration for Lender's agreement to make the Loan to Borrower.

"Loan Title Policy" – The title insurance policy insuring the lien of the Security Instrument.

"Loan to Value Ratio" – The ratio resulting from a fraction, the numerator of which is the Principal Amount plus any amounts remaining to be funded under the Loan as of the date of calculation and the denominator of which is the fair market value of the Property calculated on

an "as-is basis" as determined by an MAI appraisal of the Property in form and substance acceptable to Lender.

"Manager" – CROP Property Management, LLC, or such other party or parties who, with the prior written approval of Lender, enter into a Management Agreement with Borrower.

"Management Agreement" – An agreement providing for the management and operation of the Property.

"Maturity Date" – As defined in the Note.

"Net Operating Income" – means, as of any Determination Date, for the applicable period, the Operating Revenues actually received by Borrower from the operation of the Property for the period in question, less Operating Expenses incurred with respect to the Property for such period.

"Net Proceeds" – As defined in ***Section 4.1(t)(iv)***.

"Note" -- The Promissory Note of even date herewith payable to the order of Lender and in the principal amount of the Loan.

"Operating Expenses" – means, as of any Determination Date, for the prior three (3) month period (or six (6) month period if expressly set forth in the Loan Documents) immediately prior to the Determination Date, which sum shall then be annualized, all actual operating expenses of the Property for the period in question, including, without limitation, (a) ad valorem real estate taxes and assessments (on an accrual basis, based on the best information then available and approved by Lender); (b) insurance premiums (on an accrual basis, based on the best information then available and approved by Lender); and (c) operating expenses actually incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property, including (1) the greater of the actual management fees or an assumed annual management fee of three percent (3%) of Operating Revenues and (2) a replacement reserve equal to the greater of (x) actual reserves, or (y) the as-stabilized minimum replacement reserves set forth in the most recent appraisal delivered to, and approved by, Lender. Operating Expenses for this purpose shall exclude (1) any capital expenditures; (2) any payment or expense to which the Borrower was or is to be reimbursed for costs from proceeds of the Loan, insurance, eminent domain, or any source other than Operating Revenues (3) and any regularly scheduled payments of principal or interest due and owing under the Loan Documents, and (4) Borrower expenses related to professional services fees relating to tax and audit. Operating Expenses shall not include any non-cash expense item such as depreciation or amortization, as such terms are used for accounting or federal income tax purposes.

"Operating Revenues" – means, as of any Determination Date, for the prior three (3) month period (or six (6) month period if expressly set forth in the Loan Documents) immediately prior to the Determination Date, which sum shall then be annualized, the recurring gross income actually received by Borrower from the operation of the Property for the period in question, net of any concessions and further excluding (1) security deposits until and unless forfeited by the depositor; (2) lump sum payments to Borrower for capital items, such as laundry room and other equipment, and telephone, cable and security installation and equipment; (3) any payment to

Borrower from the proceeds of the Loan, insurance (other than Rent Loss Proceeds, which shall be included to the extent such Rent Loss Proceeds are actually received by Borrower) or any other source other than Operating Revenues for reimbursement of costs; (4) advances or loans to Borrower from any partners of Borrower; (5) any non-recurring income, (6) income under any Leases that have been terminated; and (7) income under any month-to-month Leases (provided, however, only that income from month-to-month Leases that exceeds 5% of the gross revenues shall be excluded). Notwithstanding the foregoing, Operating Revenues shall include a reduction for a vacancy factor equal to the greater of the actual vacancy of the Property or the assumed appraisal vacancy rate set forth in the most recent appraisal delivered to, and approved by, Lender.

"Permitted Encumbrances" – The encumbrances set forth in Schedule B of the Loan Title Policy.

"Person" – Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

"Plans and Specifications" – As defined in ***Section 5.1(c)***.

"Plan and Cost Review" means a preliminary review of the Property and all related contracts, plans and specifications, geotechnical reports, environmental assessments and any other information relevant to the preparation of the site and completion of the Improvements, as reasonably approved by Lender, to confirm the feasibility of the construction and development of the Property and the adequacy of Borrower's projected Project Budget.

"Project Budget" – As described in ***Section 4.3(a)*** and as attached hereto as **Exhibit B**.

"Project Costs" – As defined in ***Section 4.3(a)***.

"Project Revenues" – As defined in ***Section 4.3(a)***.

"Property" – The Land, the Improvements and the Collateral.

"Rent" – As defined in **Article II** of the Security Instrument.

"Rent Loss Proceeds" – As defined in ***Section 4.1(t)(iii)***.

"Restoration" – As defined in ***Section 4.1(t)(i)***.

"Retail Lease" – means a lease of any portion of the retail component of the Improvements.

"Requirements" – As defined in ***Section 3.1(n)***.

"Security Instrument" – The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, in favor of the Trustee for the benefit of Lender concerning the Property.

"State" – The state where the Land is located.

"Taking" – As defined in ***Section 4.1(u)(i)***.

"Tax Tracking Fee" – The amount of $195, which fee will reimburse Lender for its cost of verifying that property taxes due on the Land are paid during the term of the Loan.

"Taxpayer Identification Number" – 32-0579969.

"Tax and Insurance Escrow Account" – As defined in ***Section 4.1(e)***.

"Treasury Note Rate" – The latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable LIBOR Business Day (as defined in the Note), in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice, and (ii) interpolating linearly between reported yields.

"Trustee" – As defined in the Security Instrument.

References in this Agreement to "Articles", "Sections", "Exhibits" or "Schedules" shall be to Articles, Sections, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. Words of any gender shall be held and construed to include any other gender. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". Except as otherwise specified or limited herein, references to any Person includes successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto.

ARTICLE II.

THE LOAN

2.1. The Loan. Subject to and upon the terms contained in this Agreement and in Section 11(d) of the Note, and relying on the representations and warranties contained in the Loan Documents, Lender agrees to lend, and Borrower agrees to borrow, the Loan to be evidenced by the Note. Amounts repaid under the Loan may not be reborrowed.

2.2. Security for the Loan. The Loan, as evidenced by the Note, is secured by the Security Instrument and shall be guaranteed by the Guaranty.

2.3. Loan Origination Fee. The Loan Origination Fee shall be due and payable at the closing of the Loan along with a $5,000 travel and underwriting fee.

2.4. Future Permanent Financing.

(a) During the term of this Agreement, if the Borrower elects to refinance the Loan with a loan from Fannie Mae, Freddie Mac or FHA/HUD (such loan, an "**Agency Loan**"), prior to pursuing such Agency Loan with any other lender, Borrower shall give written notice to the Lender of such election (a "**Right of First Option Notice**"). Lender shall have a right of first option to be the Borrower's sole provider of such Agency Loan (the "**Right of First Option**"), which Right of First Option the Lender may exercise or decline to exercise in its sole and absolute discretion. Lender shall have ten (10) Business Days after receipt of a Right of First Option Notice (and any other information required by Lender to review and analyzed such notice) to notify the Borrower in writing of its election to exercise or decline to exercise the Right of First Option. If Lender gives Borrower written notice of Lender's election to decline to exercise the Right of First Option or fails to give any written notice to the Borrower within such period, the Right of First Option shall terminate, and thereafter, the Borrower shall have the right to pursue an Agency Loan with any other lender without restriction. If Lender gives Borrower written notice of Lender's election to exercise the Right of First Option within such period (the "**Right of First Option Acceptance Notice**"), Lender and Borrower shall negotiate the definitive terms of such Agency Loan in good faith, provided, however, that if Borrower and Lender cannot agree to the definitive terms of an Agency Loan, after negotiating in good faith for not less than fifteen (15) Business days following the Borrower's receipt of the Right of First Option Acceptance Notice, then after the expiration of such fifteen (15) Business Day period, Borrower shall have the right to pursue an Agency Loan with any other lender without restriction.

(b) During the term of this Agreement, if Borrower obtains a term sheet from another lender to refinance the Loan with an Agency Loan, Borrower shall give written notice to Lender of such term sheet (a "**Right of First Refusal Notice**"), which Right of First Refusal Notice shall include a true, correct and complete copy of such written term sheet. Lender shall have a right of first refusal to match the terms of any such written commitment (the "**Right of First Refusal**"), which Right of First Refusal Lender may exercise or decline to exercise in its sole and absolute discretion. Lender shall have ten (10) Business Days after receipt of a Right of First Refusal Notice (and any other information required by Lender to review and analyze such notice) to notify Borrower in writing of its election to exercise or decline to exercise the Right of First Refusal. If Lender gives Borrower written notice of Lender's election to decline to exercise the Right of First Refusal or fails to give any written notice to Borrower within such period, the Right of First Refusal shall terminate, and thereafter, Borrower shall have the right to pursue the Agency Loan with such other lender provided for in such written term sheet without restriction. If Lender gives Borrower written notice of Lender's election to exercise the Right of First Refusal within such period (a "**Right of First Refusal Acceptance Notice**"), Lender and Borrower shall negotiate the definitive terms of such Agency Loan in good faith, *provided, however*, that if Borrower and Lender have not executed a term sheet for such Agency Loan within fifteen (15) Business Days following Borrower's receipt of the Right of First Refusal Acceptance Notice, then after the expiration of such fifteen (15) Business Day period, Borrower shall have the right to pursue the Agency Loan with such other lender provided for in such written commitment without restriction.

(c) Notwithstanding anything to the contrary in the foregoing subsections (a) and (b), if Lender determines that an affiliate of Borrower has presented to Lender another opportunity to finance an Agency Loan upon similar terms as an Agency Loan refinance as contemplated by this Section, then Lender shall waive the Right of First Option and Right of First Refusal.

2.5. Schedule of Disbursements. Disbursement of the proceeds of the Loan is to be made by Lender to Borrower in accordance with the Project Budget. All proceeds of the Loan shall be advanced against the Note as provided herein and shall be used by Borrower to pay for Project Costs as contained in the Project Budget.

2.6. Tax Tracking Fee. The Tax Tracking Fee shall be due and payable at the closing of the Loan.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BORROWER

3.1. Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a) Financial Matters. Borrower is solvent, is not bankrupt and has no outstanding liens, suits, garnishments, bankruptcies or court actions which could render Borrower insolvent or bankrupt. There has not been filed by or against Borrower a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Borrower or any substantial portion of Borrower's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the Federal Bankruptcy Code or any state law. All reports, statements and other data furnished by Borrower to Lender in connection with the Loan are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Borrower or of any tenant under leases described in such reports, statements and other data. For the purposes of this Section, Borrower shall also include any general partner of Borrower.

(b) No Default or Violation. The execution, delivery and performance of the Loan Documents do not contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject. No consent of any other party, and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the transactions contemplated by the Loan Documents.

(c) No Suits. There are no judicial or administrative actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, any other Person liable, directly or indirectly, for the Indebtedness, or the Property or involving the validity, enforceability or priority of any of the Loan Documents.

(d) Organization. Borrower is duly formed and legally existing under the laws of the state of its formation and is qualified to do business in the State. Borrower has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to own, lease and operate its properties and to carry on its business as now conducted and as contemplated to be conducted. The foregoing representations in this Section shall also apply to any corporation, limited liability company, partnership, joint venture or limited partnership which is a general partner, managing member or joint venturer of Borrower.

(e) Enforceability. The Loan Documents constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors' rights or the collection of debtors' obligations generally. The execution and delivery of, and performance under, the Loan Documents are within Borrower's powers and have been duly authorized by all requisite action and are not in contravention of the powers of Borrower's organizational documents.

(f) Not a Foreign Person. Borrower is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and regulations promulgated thereunder). Borrower's Taxpayer Identification Number is as set forth in ***Section 1.1*** above.

(g) ERISA. Borrower represents and warrants to Lender that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (**"ERISA"**), or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; (iii) the assets of the Borrower do not constitute "plan assets" of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (iv) one or more of the following circumstances is true: (1) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3 -1 01 (b)(2) or are securities issued by an investment company registered under the Investment Company Act of 1940; (2) Less than twenty five percent (25%) of the value of any class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3 -1 01 (f)(2); or (3) Borrower qualifies as an "operating company", a "venture capital operating company", or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e). Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its sole discretion, to verify these representations and warranties. Failure to deliver these certifications or evidence, breach

of these representations and warranties, or consummation of any transaction which would cause the Loan Documents or any exercise of Lender's rights under the Loan Documents to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, an **"ERISA Violation"**), shall be an Event of Default. Notwithstanding anything in the Loan Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Lender's opinion, negate Borrower's representations in this Section or cause an ERISA Violation. At least fifteen (15) days before consummation of any of the foregoing, Borrower shall obtain from the proposed transferee or lienholder in form, substance and date satisfactory to Lender (i) a certification to Lender that the representations and warranties of this Section will be true after consummation and (ii) an agreement to comply with this Section.

(h) Executive Order 13224. Borrower and all Persons holding any legal or beneficial interest whatsoever in Borrower are not included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to or otherwise associated with, any of the Persons referred to or described in Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended).

(i) Title and Authority. Borrower is the lawful owner of good and marketable title to the Property subject to the Permitted Encumbrances, and has good right and authority to grant, bargain, sell, convey, transfer, assign and mortgage the Property and to grant a security interest in the Collateral. Borrower does not do business with respect to the Property under any trade name other than Park Avenue Apartments.

(j) Permitted Encumbrances. The Property is free and clear from all liens, security interests and encumbrances except the lien and security interest evidenced by the Security Instrument and the Permitted Encumbrances. There are no mechanic's or materialmen's liens, lienable bills or other claims constituting or that may constitute a lien on the Property, or any part thereof other than claims for ad valorem taxes which are not yet due or payable.

(k) No Financing Statement. There is no financing statement covering all or any part of the Property or its proceeds on file in any public office, except with respect to the Loan.

(l) Location of Collateral. All tangible Collateral is or will be located on the Land except for materials being stored off-site in accordance with the terms of this Agreement.

(m) No Homestead. No portion of the Property is being used as Borrower's business or residential homestead.

(n) Compliance with Requirements. The Property and the intended use thereof by Borrower comply in all material respects with (and no notices of violation

have been received in connection with) all applicable laws, ordinances, orders, determinations and court decisions, covenants, conditions and restrictions (including private restrictive covenants) and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part thereof or the use of the Property, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, laws relating to the disabled, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property (the **"Requirements"**), without reliance upon grandfather provisions or adjacent or other properties. Borrower shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the use thereof by Borrower. Upon request, Borrower shall furnish to Lender proof of compliance with the Requirements. Borrower shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. Borrower has obtained or will obtain prior to commencement of construction all requisite zoning, utility, building, health and operating permits from all applicable Governmental Authorities having jurisdiction over the Property to comply with the Requirements.

(o) Brokerage Commissions. Any brokerage commissions due in connection with the transaction contemplated hereby have been or will be paid in full as of closing and any such commissions coming due in the future will be promptly paid by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claims or losses arising by reason of any brokerage commissions from any broker claiming by, through or under Borrower. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

(p) Leases. Borrower is the sole owner of the entire lessor's interest in the Leases and has good title and good right to assign and grant a security interest in the Leases and Rent assigned pursuant to the Security Instrument and no other Person has any right, title or interest therein. Borrower has duly and punctually performed all of the terms, covenants, conditions and warranties of the Leases that were to be kept, observed and performed by Borrower. Borrower has not at any time prior to the date hereof exercised any right to subordinate any Lease to any deed of trust, security deed or mortgage or any other encumbrance of any kind. Borrower has not executed any prior assignments of or granted any prior security interests in the Leases or the Rent thereunder and no Rent reserved in any Lease has been anticipated and no Rent for any period subsequent to the date hereof has been collected more than one (1) month in advance of the time when the same became due under the terms of the applicable Lease. Borrower has not performed any act or executed any other instrument which might prevent Lender from enjoying and exercising any of its rights and privileges in the Leases as evidenced by the Loan Documents. Each of the Leases is valid and subsisting and in full force and effect and unmodified; there exists no defense, counterclaim or set-off to the payment of the Rent under the Leases; there are no defaults now existing under the Leases and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default.

(q) Nature of Loan. Borrower represents and warrants that (i) it is a business or commercial organization operating for the purpose of holding, developing and managing real estate for profit and/or (ii) that the secured indebtedness was made and transacted solely for the purpose of carrying on or acquiring a business or investment or commercial enterprise.

3.2. Construction Loan Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a) Availability of Utilities. All utility and municipal services necessary for the proper operation of the Improvements for their intended purpose are available at the Property, including water supply, storm and sanitary sewer facilities, gas or electricity and telephone facilities, or will be available at the Property when constructed or installed as part of the Improvements, and written permission has been or will be obtained from the applicable utility companies or municipalities to connect the Improvements into each of said services, and Borrower will supply evidence thereof satisfactory to Lender. All of such utility and municipal services will, to Borrower's knowledge, comply with all applicable Requirements.

(b) Roads. All roads necessary for the full utilization of the Improvements for their intended purposes have been or will be completed in connection with the completion of the Improvements and the necessary rights of way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to the public use and accepted by such Governmental Authority and all necessary steps have been taken by Borrower and any such Governmental Authority to assure the complete construction and installation thereof.

(c) Condition of Property. The Property is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty. Design conditions of the Property are such that no drainage or surface or other water will drain across or rest upon either the Property or land of others except as disclosed in the Plans and Specifications and in accordance with applicable Requirements. None of the Property is within a flood plain except as indicated on a survey of the Property delivered to Lender. Except as may be disclosed in the Plans and Specifications, none of the Improvements to be constructed on the Land are designed to protrude over, across or upon any of the boundary lines of the Land, rights of way or easements, and no buildings or other improvements on adjoining land create an encroachment on the Land.

(d) Building Permits. All zoning, utility, building, health and operating permits (if any) required for the construction of the Improvements either have been obtained or will be obtained prior to commencement of construction of the Improvements (and in any event prior to the Initial Advance) and copies of same will be delivered to Lender.

(e) No Prior Work. No work or construction has been commenced on the Land and no materials have been delivered to the Land which have not been fully paid prior to closing of the Loan, and could, in either case, result in the imposition of a

mechanic's or materialmen's lien on the Property prior to or on parity with the lien and security interest created by the Security Instrument.

(f) Sufficiency of Funds. Sufficient funds are available to Borrower in addition to proceeds of the Note and Borrower's Equity to pay all Project Costs. Upon request of Lender, Borrower will demonstrate to Lender that such funds are available.

ARTICLE IV.

COVENANTS AND AGREEMENTS OF BORROWER

4.1. Covenants and Agreements. Borrower hereby covenants and agrees with Lender as follows:

(a) Payment. Borrower will make prompt payment of the Indebtedness, as the same becomes due.

(b) Taxes on Note and Other Taxes. Borrower will promptly pay all income, franchise, margin and other taxes owing by Borrower and any stamp taxes which may be required to be paid with respect to the Loan Documents unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings in accordance with this Agreement and all applicable Requirements.

(c) Ad Valorem Taxes. Borrower will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Property, or any part thereof, or against Trustee or Lender for or on account of the Note or the other Indebtedness or the interest created by the Security Instrument and upon request will furnish Lender with receipts showing payment of such taxes and assessments at least ten (10) days prior to the applicable default date therefor; except that Borrower may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, and pending such contest Borrower shall not be deemed in default hereunder if (i) prior to delinquency of the asserted tax or assessment Borrower establishes an escrow acceptable to Lender adequate to cover the payment of such tax or assessment with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Borrower upon payment of all such taxes, assessments, interest, costs and penalties); (ii) Borrower pays to Lender promptly after demand therefor all costs and expenses incurred by Lender in connection with such contest; and (iii) Borrower promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the tax, assessment, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which the Property may be sold.

(d) Insurance Requirements. Borrower shall obtain and maintain insurance and evidence of insurance in accordance with Lender's requirements set forth on **Exhibit C** attached hereto and made a part hereof for all purposes. **TEXAS FINANCE CODE**

SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT LENDER SPECIFIES; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT THE BORROWER'S EXPENSE.

(e) Tax and Insurance Escrow Account. As additional security for the Loan and in order to secure the performance and discharge of Borrower's obligations under ***Section 4.1(c)*** and ***Section 4.1(d)*** above, but not in lieu of such obligations, upon the occurrence of an Event of Default, Borrower shall establish and maintain at all times during the term of the Loan an impound account (the **"Tax and Insurance Escrow Account"**) with Lender for payment of real estate taxes and assessments and insurance on the Property. Upon such Event of Default and Lender's written request, Borrower will deposit with Lender a sum equal to ad valorem taxes, assessments and charges (which charges for the purpose of this Section shall include without limitation ground rents and water and sewer rents and any other recurring charge which could create or result in a lien against the Property) against the Property for the then current year and the premiums for policies of insurance covering the period for the then current year, all as estimated by Lender. Thereafter, commencing with the payment of the next monthly installment under the Note and continuing thereafter on each and every monthly payment date under the Note until the Indebtedness is fully paid and performed, Borrower will deposit with Lender sufficient funds (as estimated from time to time by Lender) to permit Lender to pay, at least thirty (30) days prior to the due date thereof, the next maturing ad valorem taxes, assessments and charges and premiums for such policies of insurance. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Tax and Insurance Escrow Account, and so long as no Event of Default has occurred, Lender shall pay (or shall permit Borrower to make withdrawals from the Tax and Insurance Escrow Account to pay) the Governmental Authority or other party entitled thereto directly to the extent funds are available for such purpose in the Tax and Insurance Escrow Account. Lender shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be held by Lender for future use, applied to any Indebtedness or refunded to Borrower, at Lender's option, and any deficiency in such funds so deposited shall be made up by Borrower upon demand of Lender. The Tax and Insurance Escrow Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds. All such funds so deposited shall bear no interest whatsoever, may be mingled with the general funds of Lender and shall be

applied by Lender toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Lender by Borrower; provided, however, that following an Event of Default, such funds may at Lender's option be applied to the payment of the Indebtedness in the order determined by Lender in its sole discretion (such application to be deemed a voluntary prepayment and subject to the Additional Costs), and that Lender may at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Borrower's interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Borrower's interest in and rights to such funds held by Lender under this Section but subject to the rights of Lender hereunder.

(f) Fees and Expenses. Borrower will pay all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, uniform commercial code search fees, escrow fees, reasonable attorneys' fees and legal expenses and all other costs and expenses of every character incurred by Borrower or Lender in connection with the Loan, either at the closing thereof or at any time during the term thereof, or otherwise attributable or chargeable to Borrower as owner of the Property, and will reimburse Lender for all such costs and expenses incurred by Lender for such costs and not previously paid by Borrower. Borrower shall pay all expenses and reimburse Lender for any expenditures, including reasonable attorneys' fees and legal expenses, incurred or expended in connection with (i) the breach by Borrower of any covenant herein or in any other Loan Document, (ii) Lender's exercise of any of its rights and remedies hereunder or under the Note or any other Loan Document or Lender's protection of the Property and its lien and security interest therein, or (iii) any amendments to the Loan Document or any matter requested by Borrower or any approval required hereunder. Notwithstanding the foregoing, Lender agrees that Borrower's responsibility for Lender's legal costs relating to the closing of the Loan and payable on the Effective Date of this Agreement will be capped at thirty thousand dollars ($30,000).

(g) Tax on Lien. In the event of the enactment after this date of any law of the State or of any other governmental entity deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of deeds of trust, security deeds, mortgages or security agreements or debts secured by deeds of trust, secured deeds, mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Security Instrument or the Indebtedness or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (i) it might be unlawful to require Borrower to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Lender

may elect, by notice in writing given to Borrower, to declare all of the Indebtedness to be and become due and payable ninety (90) days from the giving of such notice.

(h) Existence. Borrower will continuously maintain its existence, good standing and authority to transact business in the State together with its franchises and trade names.

(i) Change of Name, Identity or Structure. Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change. At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

(j) Single Asset Entity. During the term of the Loan, Borrower shall not (i) acquire any real or personal property other than the Property and personal property or interests therein related to the operation and maintenance of the Property; (ii) operate any business other than the management and operation of the Property; (iii) conduct business in any other name, (iv) maintain its assets in a way difficult to segregate and identify; or (v) create, assume, incur or become liable for debt, obligations, or performance of obligations for the benefit of any other entity, except for the Loan, trade debt incurred in the normal operation of the Property or unsecured loans by Borrower's equity owners, to Borrower (other than liabilities secured by the Property or any other property of Borrower or Borrower's equity owners). Borrower covenants and agrees to incorporate the substance of the provisions contained in this Section into Borrower's organizational documents and Borrower agrees not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Section.

(k) Executive Order 13224. Neither Borrower nor any Person holding any legal or beneficial interest whatsoever in Borrower, shall hereafter be included in, owned by, or controlled by, or act for or on behalf of, or provide assistance, support, sponsorship, or services of any kind to or otherwise associated with, any of the Persons referred to or described in Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended).

(l) Books and Records. Borrower will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Property, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the improvements forming a part of the Property) to be inspected and copied by Lender and its duly accredited representatives at all times during reasonable business hours.

(m) <u>Financial Statements and Reports; Rent Roll</u>. Borrower will deliver to Lender the following financial statements, information and reports within the time periods set forth below:

Requirement	Frequency	Due Date
Borrower's balance sheet, operating statement and such other financial information as Lender may reasonably require	Annually	120 days after the close of each fiscal year
Borrower's operating statement	Quarterly, upon commencement of leasing	45 days after the end of each calendar quarter and for the fiscal year through the end of such quarter
Guarantor's audited balance sheet, operating statement, and real estate schedule, and such other financial information as Lender may reasonable require	Annually	150 days after the close of each fiscal year
A Compliance Certificate in the form attached to the Guaranty	Semi-annually	60 days after each June 30 and December 31
Rent roll and current leasing report	Monthly or quarterly as set forth herein	(i) upon Completion of the first building, within 45 days after each month until the date the Project achieves a Debt Coverage Ratio of 1.25:1.00 and (ii) following the date the Project achieves a Debt Coverage Ratio of 1.25:1.00, 45 days after end of each fiscal quarter
Copy of filed federal income tax returns of Borrower and Guarantor	Annually	60 days after filing

All such financial statements, information and reports shall be in scope and detail reasonably satisfactory to Lender and shall be prepared and certified as to accuracy in all material respects by a representative of Borrower reasonably acceptable to Lender. At any time after an Event of Default, Lender may require balance sheets and operating statements to be certified by an independent certified public accountant. Each rent roll shall contain the name and address of all tenants then occupying portions of the Property

and, with respect to each Lease, the rentals payable, square footage of the leased premises, amount of security deposit, commencement date, expiration date, date through which rent is paid and the nature and extent of any defaults by tenant. Borrower shall (i) provide Lender with such additional financial, management, or other information regarding Borrower, any constituent of Borrower, or the Property, as Lender may reasonably request and (ii) upon Lender's request, deliver all items required by this Section in an electronic format (i.e. on computer disks) or by electronic transmission reasonably acceptable to Lender.

(n) Indemnification. Borrower will indemnify and hold harmless Lender (for purposes of this Section, the term "Lender" shall include the directors, officers, partners, employees and agents of Lender, and any Persons owned or controlled by, owning or controlling, or under common control or affiliated with Lender) from and against, and reimburse Lender for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and legal expenses) which may be imposed upon, asserted against or incurred or paid by Lender by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon the Property during the period of Borrower's ownership and possession and through any cause whatsoever or asserted against Lender on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Property or with any Loan Document. **WITHOUT LIMITATION, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY.** However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. The foregoing indemnities shall not terminate upon release, foreclosure or other termination of the Security Instrument but will survive foreclosure of the Security Instrument or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of the Security Instrument and the other Loan Documents. Any amount to be paid under this Section by Borrower to Lender shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness.

(o) No Other Liens. Borrower will not, without the prior written consent of Lender, create, place or permit, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Property which are not delinquent; any unperfected and unrecorded mechanic's lien if payment is not yet due for the work giving rise to the lien, or mechanic's or materialmen's liens which are being contested in accordance with the

provisions of this Agreement), security interest, encumbrance, charge, conditional sale or other title retention document, against or covering the Property, or any part thereof, other than the Permitted Encumbrances, and should any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Lender, Borrower will cause the same to be promptly discharged and released. Borrower will own all parts of the Property and will not acquire any fixtures, equipment or other property forming a part of the Property pursuant to a lease, license or similar agreement, without the prior written consent of Lender. Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest Borrower shall not be deemed in default hereunder if Borrower provides Lender with security reasonably satisfactory to Lender to pay such lien (which may include, at Lender's option, an indemnity bond issued in accordance with applicable Requirements) and if Borrower promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment.

(p) Leases.

(i) Without first having obtained the written consent of Lender, Borrower will make no assignment, pledge or disposition of the Leases or the Rent (except to Lender); nor will Borrower grant any security interest in the Leases or the Rent (except to Lender); nor will Borrower subordinate any of the Leases to any deed of trust, security deed or mortgage or any other encumbrance of any kind or permit, consent or agree to such subordination; nor will Borrower incur any indebtedness to a tenant under or guarantor of any Lease which may under any circumstance be used as an offset against the Rent or other payments due under said Lease; nor will Borrower receive or collect any Rent for a period of more than one (1) month in advance of the date on which such payment is due; and any such acts, if done without the prior written consent of Lender, shall be null and void.

(ii) Borrower covenants and agrees to observe and perform duly and punctually all the obligations imposed upon any lessor under the Leases and not to do or permit to be done anything to impair the value thereof; to enforce the performance of each term, provision, covenant, agreement and condition in the Leases to be performed by any tenant thereunder; to appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with any of the Leases and, upon request by Lender, to make appearance in the name and on behalf of Lender, but at the expense of Borrower; to exercise any option or election contained in or relating to any of the Leases which Lender shall require; to deliver to Lender executed copies of any and all Leases, renewals and extensions of existing Leases and any and all subsequent Leases upon all or any part of the Property; and to execute and deliver at the request of Lender all such further assurances and assignments in the premises covered by the Leases as Lender shall from time to time reasonably require.

(iii) If there is any payment to Borrower in consideration for the termination of a Lease, Borrower hereby assigns such payment to Lender and further covenants and agrees that, upon the request of Lender, it will pay the amount so received to Lender, which amount will be applied to the Indebtedness in such order as Lender in its sole discretion may determine. Notwithstanding the foregoing, provided no Event of Default exists at the time of receipt by Borrower of any such payments, Borrower may retain such payment.

(iv) With respect to that portion of the Improvements comprised of the multifamily portion:

A. Borrower shall not (A) terminate, amend or modify any Lease except in the ordinary course of business in the exercise of Borrower's prudent business judgment, or (B) enter into any new Leases except for Leases entered into in the ordinary course of business on then market terms and conditions, on Borrower's standard form lease previously approved by Lender and with no modifications thereto (except for modifications made in the ordinary course of business in the exercise of Borrower's prudent business judgment) and which satisfy the following minimum leasing requirements: (i) minimum initial term of six (6) months (provided, however, Borrower may enter into Leases that are less than six (6) months ("Short Term Leases") so long as such Short Term Leases are not for more than 10% of the total units and the monthly revenue from Short Term Leases is not more than 5% of the total monthly revenue from the Improvements), and (ii) minimum monthly rental, without offsets, deductions or concessions of not less than current market rents for similar projects in the vicinity of the Property.

(v) With respect to that portion of the Improvements comprised of the retail portion:

A. Borrower shall use commercially reasonable efforts to enter into new Retail Leases at, or near, market standards. To the extent required by Lender, each tenant under a Retail Lease shall enter into a subordination, nondisturbance and attornment agreement substantially in the form required by Lender. Upon request of Lender from time to time, Borrower shall use its best efforts to obtain from the tenant under any lease covering any retail portion of the Property estoppel certificates stating that (1) the Retail Lease is unmodified and in full force and effect and (2) that no default exists thereunder on the part of such tenant or Borrower. Borrower shall deliver copies of all lease amendments of Retail Leases to Lender promptly after execution thereof.

(q) Operation of Property. Borrower will operate the Property in accordance with all Requirements and will pay all fees or charges of any kind in connection therewith. Borrower will keep the Property occupied so as not to impair the insurance carried thereon. Borrower will not use or occupy, or allow the use or occupancy of, the

Property in any manner which violates any Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Borrower will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in a manner that could result in such use becoming a nonconforming use under applicable Requirements. Borrower will not impose any restrictive covenants or encumbrances upon the Property, execute or file any subdivision plat affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Lender. Borrower shall not operate the Property, or permit the Property to be operated, as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Property or any part thereof, as tenant stockholders or otherwise. Borrower shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property. Borrower will not do or authorize to be done any act whereby the value of any part of the Property may be lessened. If Borrower receives a notice or claim from any Governmental Authority pertaining to the Property, Borrower will promptly furnish a copy of such notice or claim to Lender.

(r) Inspection by Lender. Lender or its authorized representatives shall have the right to inspect the Property at any reasonable time and Borrower will assist Lender and/or said representatives in whatever way necessary to make such inspections. In addition, Lender, at Borrower's expense, may make or cause to be made, inspections at such other times as Lender shall elect to (i) inspect repairs, (ii) inspect the repair log for the Property or (iii) examine conditions at the Property following an emergency or during the continuance of an Event of Default. In the event that such inspection reveals that further repairs of the Property are required, Lender shall provide Borrower with a written description of the required repairs or other work and Borrower shall complete such repairs or other work to the reasonable satisfaction of Lender within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its sole discretion.

(s) Repair and Maintenance. Borrower will keep the Property in good order, repair, condition and appearance, causing all necessary structural and non-structural repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate. Borrower will promptly replace all worn-out or obsolete fixtures or personal property covered by the Security Instrument with fixtures or personal property comparable to the replaced fixtures or personal property when new. Notwithstanding the foregoing and except for the construction of the Improvements as contemplated by ***Section 4.3*** below, Borrower will not, without the prior written consent of Lender, (i) erect any new buildings, structures or other improvements on the Property; (ii) remove from the Property any fixtures or personal property covered by the Security Instrument except (A) such as is replaced by Borrower by an article of equal suitability and value, owned by Borrower, free and clear of any lien or security interest (except that created by the Security Instrument), (B) such as is removed in connection with site clearance for construction activities, or (C) worn-out or damaged personal property so long as the same

is promptly replaced by items of a similar nature and quality so as to not impair the operation of the Property, (iii) make any structural or material alteration to the Property or any other alteration thereto which adversely impairs the value thereof or (iv) make any alteration to the Property involving an estimated expenditure exceeding $50,000 except pursuant to plans and specifications approved in writing by Lender. After completion of construction of the Improvements, upon request of Lender, Borrower will deliver to Lender an inventory describing all fixtures and personal property used in the management, maintenance and operation of the Property with a certification by Borrower that (i) said inventory is a true and complete schedule of all such fixtures and personal property, and (ii) all such items are owned by Borrower free and clear of any lien or security interest (except that created by the Security Instrument).

(t) Casualty.

(i) Borrower's Obligation. If any damage to, loss, or destruction of the Property occurs in excess of $250,000 (**"Damage"**), (A) Borrower shall promptly notify Lender and take all necessary steps to preserve any undamaged part of the Property and (B) subject to Lender's making Net Proceeds available for Restoration, but regardless of whether any proceeds are sufficient, Borrower shall promptly commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to the Damage in accordance with plans and specifications approved by Lender (**"Restoration"**). Borrower shall comply with other reasonable requirements established by Lender to preserve the security under the Loan Documents.

(ii) Lender's Rights. If any Damage occurs and some or all of it is covered by insurance, then (A) Lender may, but is not obligated to, make proof of loss if not made promptly by Borrower and Lender is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage; (B) each insurance company concerned is authorized and directed to make payment directly to Lender for the Damage; and (C) Lender may apply the insurance proceeds in any order it determines (1) to reimburse Lender for all costs related to collection of the proceeds and (2) subject to subpart (iii) of this Section and at Lender's option, to (a) payment of all or part of the Indebtedness, whether or not then due and payable, in the order determined by Lender, provided that, if any portion of the Indebtedness remains outstanding after this payment, the unpaid portion of the Indebtedness shall continue in full force and effect and Borrower shall not be excused in the payment thereof); (b) the cure of any Event of Default under the Loan Documents; or (c) the Restoration. Any insurance proceeds held by Lender shall be held without the payment of interest thereon. If Borrower receives any insurance proceeds for the Damage, Borrower shall promptly deliver the full amount of such proceeds to Lender, without deduction of any kind. Notwithstanding anything in the Loan Documents or at law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.

Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.

(iii) Application of Proceeds to Restoration. In the event Net Proceeds equal $250,000 or less and provided there exists no continuing Event of Default then, notwithstanding any provision contained in the Loan Documents to the contrary, Net Proceeds may be paid directly to Borrower to be used by Borrower for Restoration so long as Lender is satisfied that Restoration can and will be completed prior to the maturity of the Note. In the event Net Proceeds are greater than $250,000, Lender shall make the Net Proceeds available to Borrower for Restoration if: (A) no Event of Default is continuing; (B) Lender shall be satisfied that: (1) if the Damage occurs prior to the Completion Event, completion of the Improvements can and will be completed on or before the Completion Date, or (2) if the Damage occurs after the Completion Event, Restoration can and will be completed within a reasonable time and at least three (3) months prior to the maturity of the Note; (C) business interruption insurance in sufficient amounts is in effect; (D) Borrower shall have entered into a general construction contract reasonably acceptable to Lender for Restoration, which contract must include provision for retainage of not less than five percent (5%) until final completion of the Restoration; and (E) in Lender's reasonable judgment, after Restoration has been completed, the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents. Notwithstanding any provision of this Agreement to the contrary, Lender shall not be obligated to make any portion of the Net Proceeds available for Restoration unless, at the time of the disbursement request, Lender has determined, in its reasonable discretion, that (y) Restoration can be completed at a cost which does not exceed the aggregate of the remaining Net Proceeds and any funds deposited with Lender by Borrower ("**Additional Funds**") and (z) the aggregate of any loss or business interruption insurance proceeds which the carrier has acknowledged to be payable ("Rent Loss Proceeds") and any funds deposited with Lender by Borrower are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents.

(iv) Disbursement of Proceeds. If Lender elects or is required to make insurance proceeds available for Restoration, Lender shall, through a disbursement procedure established by Lender, periodically make available to Borrower in installments the net amount of all insurance proceeds received by Lender after deduction of all reasonable costs and expenses incurred by Lender in connection with the collection and disbursement of such proceeds (**"Net Proceeds"**) and, if any, the Additional Funds. The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration and Lender's receipt of (A) appropriate lien waivers, (B) a certification of the percentage of Restoration completed by an architect or engineer reasonably acceptable to Lender, (C) title insurance protection against materialmen's and mechanic's liens (if available), and (D) any other items reasonably requested by Lender and consistent with Lender's

procedures in effect at the time of disbursement. At Lender's election, the disbursement of funds may be handled by a disbursing agent selected by Lender and such agent's reasonable fees and expenses shall be paid by Borrower. The Net Proceeds, Rent Loss Proceeds, and any Additional Funds shall constitute additional security for the Loan and Borrower shall authorize, execute, deliver, file and/or record, at its expense, such instruments as Lender requires to grant to Lender a perfected, first-priority security interest in these funds. If the Net Proceeds are made available for Restoration and (x) Borrower refuses or fails to complete the Restoration, (y) an Event of Default occurs, or (z) the Net Proceeds or Additional Funds are not applied to Restoration, then any undisbursed portion may, at Lender's option, be applied to the Indebtedness in any order of priority, and any application to principal shall be deemed a voluntary prepayment subject to the Additional Costs, if applicable.

(v) Effect on Indebtedness. Notwithstanding any Damage, Borrower must continue to pay the Indebtedness and perform the obligations as provided in the Loan Documents. Any reduction in the Indebtedness due to application of Net Proceeds, Rent Loss Proceeds, or Additional Funds shall take effect only upon Lender's actual receipt and application of such funds to the Indebtedness. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender's actual receipt of such funds, Lender may apply such funds received to the extent of any deficiency upon such sale against any accrued fees and all costs incurred by Lender in connection with such sale.

(u) Condemnation.

(i) Borrower's Obligations. Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain, or offer to purchase in lieu of a taking, of all or any portion of the Property including any change in any street (whether as to grade, access, or otherwise) (a **"Taking"**). Borrower shall, at its expense, (A) diligently prosecute these proceedings; (B) deliver to Lender copies of all papers served in connection therewith; and (C) consult and cooperate with Lender in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower without Lender's prior written consent. Lender may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver all instruments requested by Lender to permit this participation and to pay all of Lender's reasonable costs in such participation. Borrower shall promptly commence and diligently pursue to completion the Restoration as nearly as possible to its value and condition immediately prior to the Taking in accordance with plans and specifications approved by Lender, subject, however, to Lender's making the Award available, but regardless of whether the Award is sufficient for Restoration.

(ii) Lender' Right. All condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation (**"Award"**) are assigned and shall be

paid to Lender. Borrower authorizes Lender to collect and receive them, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any judgment, decree, or award. Borrower will sign and deliver all instruments requested by Lender to permit these actions. Lender shall have the right to apply any Award, as per ***Section 4.1(t)(ii)*** above relating to insurance proceeds held by Lender. If Borrower receives any Award, Borrower shall promptly deliver the full amount thereof to Lender without deduction of any kind. Any Award held by Lender shall be held without the payment of interest thereon. Notwithstanding anything in the Loan Documents or at law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.

(iii) Application of Award to Restoration. With respect to any portion of the Award that is not for loss of value or property, Lender shall permit the application of the Award to Restoration in accordance with the provisions of ***Section 4.1(t)(iv)*** above relating to insurance proceeds held by Lender if: (A) no more than ten percent (10%) of the gross square footage of the Land or the Improvements is affected; (B) as a result of the Taking, the Land is not without adequate legal access from a public right-of-way; (C) there is no Event of Default at the time of application; (D) after Restoration, the Property and its use will be in compliance with all Requirements; (E) (1) if the Taking occurs prior to the Completion Event, Restoration is practical and completion of the Improvements can and will be completed on or before the Completion Date, or (2) if the Taking occurs after the Completion Event in Lender's reasonable judgment, Restoration is practical and can be completed within a reasonable period of time and at least three (3) months prior to the maturity of the Note; and (F) in Lender's reasonable judgment, after Restoration has been completed, the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents. Any portion of the Award that is (x) for loss of value or property or (y) in excess of the cost of any Restoration permitted above, may, in Lender's sole discretion, be applied against the Indebtedness or paid to Borrower.

(iv) Effect on Indebtedness. Notwithstanding any Taking, Borrower must continue to pay the Indebtedness and perform the obligations as provided in the Loan Documents. Any reduction in the Indebtedness due to application of the Award shall take effect only upon Lender's actual receipt and application of the Award to the Indebtedness. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender's actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale against any accrued fees and all costs incurred by Lender in connection with such sale.

(v) Further Assurances. Borrower will, on request of Lender, (i) promptly correct any defect, error or omission which may be discovered in the contents of the Loan Documents or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including without limitation further

deeds of trust, mortgages, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of the Loan Documents and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Lender to protect the lien or the security interest under the Loan Documents against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Lender to enable Lender to comply with the requirements or requests of any agency having jurisdiction over Lender or any examiners of such agencies with respect to the Loan, Borrower or the Property; and Borrower will pay all costs actually incurred connected with any of the foregoing.

(w) Location and Use of Collateral. All tangible Collateral will be used in the business of Borrower and shall remain in Borrower's control at all times at Borrower's risk of loss and shall be located on the Property.

(x) Estoppel Certificate. Borrower shall from time to time furnish promptly upon request by Lender a written statement in such form as may be reasonably required by Lender stating that the Loan Documents are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; the unpaid principal balance of the Note; the date to which interest on the Note is paid; that the Loan Documents have not been released, subordinated or modified; and that there are no offsets or defenses against the enforcement of the Loan Documents, or if any of the foregoing statements are untrue, specifying the reasons therefor.

(y) Proceeds of Collateral. Borrower shall account fully for. and at all times keep the Collateral and its proceeds separate and distinct from other property of Borrower and shall keep accurate and complete records of the Collateral and its proceeds.

(z) Permitted Encumbrances. Borrower will comply with and will perform all of the covenants, agreements and obligations imposed upon it or the Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Borrower will not modify or permit any modification of any Permitted Encumbrance, without the prior written consent of Lender.

(aa) Title Insurance. Borrower shall furnish to Lender, at Borrower's expense, the Loan Title Policy showing Lender as the insured thereunder, in the amount of the Loan and in form, date and substance and written by a title insurance underwriter satisfactory to Lender insuring a valid first lien upon the Property by virtue of the Security Instrument and containing no exceptions other than the Permitted Encumbrances and as otherwise specifically approved in writing by Lender. If the underwriter issuing the Loan Title Policy becomes insolvent or is placed in receivership or for any other

reason the Loan Title Policy becomes unenforceable, Borrower shall furnish to Lender, at Borrower's expense, another mortgagee title insurance policy or policies in the amount and in substitution for the original Loan Title Policy and meeting the above requirements.

(bb) Management of the Property. The management of the Property shall be by either: (i) Borrower or an entity affiliated with Borrower approved by Lender; or (ii) a professional property management company approved by Lender. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Lender. In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Lender. After an Event of Default or a default under any management agreement then in effect, which default is not cured within any applicable grace or cure period, Lender shall have the right to terminate, or to direct Borrower to terminate, such management contract upon thirty (30) days' notice and to retain, or to direct Borrower to retain, a new management agent approved by Lender. It shall be a condition of Lender's consent to any management agreement, whether with an affiliate of Borrower or otherwise, that such manager enter into an agreement with Lender whereby the manager acknowledges and agrees to the aforesaid rights of Lender and as to such other matters as Lender may reasonably require. The Management Agreement shall provide for a maximum allowable management fee equal to the greater of $8,000.00 per month or 3.5% of revenues (as such revenues are defined in the Borrower's property management agreement).

(cc) Appraisal. At Borrower's expense, Lender may obtain from time to time (but not earlier than one year after the date of the Appraisal furnished in connection with the closing of the Loan and not more often than annually thereafter unless an Event of Default exists or if required by a governmental agency having jurisdiction over Lender), a current MAI appraisal of the Property by a licensed appraiser satisfactory to Lender. Borrower shall pay the cost thereof to Lender within thirty (30) days following written request of Lender.

(dd) Operating Account. During the term of the Loan, all operating accounts for the Property (including, without limitation, accounts for tenant security deposits), shall be maintained at a branch office of Lender designated by Borrower.

(ee) Limited Partnership. Borrower (if a partnership or a limited partnership, which is or becomes subject to the provisions of Title 4 of the Texas Business Organizations Code (the "**TBOC**")) agrees with Lender (as permitted by Section 152.306(c)(2) of the TBOC) that Lender is not required to comply with Section 152.306(b) of the TBOC with respect to enforcement of the liability of Borrower under the Loan Documents against any general partner of Borrower.

(ff) Interest Rate Risk Management. Borrower will not enter into a Hedge Agreement without Lender's prior written consent. In the event Borrower enters into or obtains any Hedge Agreement, then concurrently with the execution of the Hedge Agreement, Borrower shall assign all of its right, title and interest in any such Hedge Agreement to Lender pursuant to an Assignment of Hedge Agreement in form and

substance reasonably acceptable to Lender. Borrower shall comply with all of its covenants, agreements and obligations in any Hedge Agreement in accordance with the terms thereof and shall not permit a default by Borrower to occur thereunder. In the event that Borrower enters into an Hedge Agreement with another financial institution other than Lender, Borrower acknowledges and agrees that such Hedge Agreement shall not be secured by a lien or security interest in and to any of the Property or any other collateral for the Loan. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, no Hedge Agreement shall be secured by a lien on any of the Property except for Hedge Agreements entered into with Lender.

(gg) Beneficial Owner. If Borrower is a Legal Entity Customer, Borrower shall provide Lender with all information, documentation, and certifications that Lender requests regarding beneficial owners of the Borrower pursuant to 31 C.F.R. § 1010.230. Further, Borrower represents and warrants that Borrower will notify Lender promptly—and in no event no later than at any loan renewal—of any changes to any information, documentation, or certifications provided pursuant to the requirements of this paragraph.

4.2. Failure to Perform. If Borrower fails to perform any of the covenants or agreements contained in the Loan Documents, then, after expiration of any applicable notice and cure period provided in the Loan Documents with respect to such failure (except (i) in the case of an emergency, (ii) in the case of the payment of insurance premiums subject to termination if not timely paid, or (iii) in the case of the payment of taxes subject to penalties if not timely paid), Lender may, but shall not be obligated to, perform or cause to be performed such covenant or agreement, and any money paid by Lender shall be an advance against the Note and shall bear interest from the date of making such payment until paid at the Default Rate and shall be secured by the Loan Documents, and Lender upon making any such payment shall be subrogated to all rights of the Person receiving such payment.

4.3. Construction Loan Covenants.

(a) Project Budget and Application of Loan Proceeds. The Project Budget includes all Project Costs contemplated to be paid from disbursements of the Loan, including categories for contingencies, Project Revenues and Borrower's Equity. The Project Budget specifies the interest rate projections and leasing assumptions used to determine the Project Costs. **"Project Costs"** shall mean all costs incurred in connection with the acquisition of the Land and the construction, leasing, marketing and operation of the Improvements until maturity of the Loan, including without limitation interest expense. **"Project Revenues"** shall mean all receipts and revenues generated by or in connection with the Property, including without limitation rents, interest income, insurance proceeds, condemnation awards and payments received from interest rate hedging or similar agreements. No reallocation of line items in the Project Budget may be made without Lender's prior written consent; provided, however, to the extent Borrower provides supporting documentation of cost savings in any line item in the Project Budget (other than Interest Reserve) to the Construction Consultant and the Construction Consultant verifies such savings, the remaining balance of such line item may be reallocated to other line item(s) so long as (i) no hard cost savings are allocated to any soft cost line item, (ii) no costs are reallocated from the interest reserve, and (iii) no

costs are reallocated to the development fee. The Project Budget shall contain a line item account styled "**Contingency Account**". Any funds reallocated to the Contingency Account may thereafter be reallocated to any line item (other than Interest Reserve and any development fee) that are under-funded until the Contingency Account has been depleted. The Contingency Account must at all times be Controlled by the Borrower and have funds equal to or greater than 1% of the remaining amount to complete the Improvements, as such amount is verified by the Construction Consultant. Borrower agrees to give Lender prompt written notice of any changes that should be made in the Project Costs so that the Project Budget accurately and realistically represents the sources and uses of funds for the Property. In addition, Lender may notify Borrower that, in Lender's judgment, changes need to be made in the Project Budget. If, after consultation and consideration of the view of Borrower and supporting documentation, Borrower and Lender do not agree as to what modifications need to be made in the Project Budget, the reasonable determination of Lender shall govern. Lender shall confirm to Borrower the most current approved Project Budget. Borrower shall use the proceeds of the Loan solely for the purpose of paying for the Project Costs as set forth in the Project Budget and shall in no event use any of the Loan proceeds for any other purpose.

(b) Construction Schedule. Borrower shall furnish to Lender a schedule (herein called the **"Construction Schedule"**) showing the timing of construction of the Improvements with a breakdown by trade.

(c) Commencement and Completion of Construction. Borrower shall not cause or permit the commencement of construction of the Improvements or delivery of materials to the Land until after recording of the Security Instrument with the appropriate recorder's office of the county where the Land is located and after obtaining all necessary permits and approvals. Borrower shall commence construction of the Improvements no later than sixty (60) days from the date of this Agreement and shall diligently pursue said construction to completion and achieve the Completion Event, and shall supply such moneys required in excess of the Loan and Borrower's Equity and perform such duties as may be necessary to complete the construction of the Improvements in accordance with the Plans and Specifications, good building practice, all Requirements and the requirements of this Agreement, all of which shall be accomplished on or before the Completion Date, and without liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith. Borrower will provide to Lender upon request therefor evidence of satisfactory compliance with all of the foregoing.

(d) Evidence Regarding Commencement of Construction. Borrower shall furnish Lender with evidence required by Lender, which may include but may not be limited to an affidavit executed by a Person approved by Lender, that at the time of the recordation of the Security Instrument there was no commencement of construction of improvements (as that term is defined under laws applicable to the Property) on the Land or delivery of materials to the Land. Borrower and General Contractor shall file a preliminary notice pursuant to Utah Code Annotated Section 38-1a-101 et seq. with the State Construction Registry not later than the 20th day after the date of actual commencement of construction of the Improvements. Such preliminary notice shall not

be filed prior to approval thereof in writing by Lender and shall in no event be filed showing a date of commencement of construction which is prior to the filing of the Security Instrument with the county clerk of the county where the Land is located.

(e) Right of Lender and Construction Consultant to Inspect Property. Borrower shall permit Lender and its representatives and agents, including the Construction Consultant, to enter upon the Property and to inspect the Improvements and all materials to be used in the construction thereof and all instruments and documents of any kind relating to the acquisition, construction, leasing and operation of the Improvements; shall cooperate and cause all Contractors to cooperate with Lender and its representatives and agents (including Construction Consultant) during such inspections and shall maintain all of the foregoing for said inspections; shall permit the photographing of any portions of the Property or any materials thereon; and shall, if requested by Lender or its representatives or agents (including Construction Consultant), move, remove or uncover such materials or portions of the Improvements as shall be reasonably necessary to fully inspect the Property; provided, however, that this provision shall not be deemed to impose upon Lender any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Improvements or to notify any Person with respect thereto. Borrower acknowledges that the duties of the Construction Consultant run solely to Lender and that the Construction Consultant shall have no obligations or responsibilities whatsoever to Borrower, the Contractors or to any of their respective agents or employees.

(f) Correction of Defects. Borrower shall promptly correct any structural defect in the Improvements or any material departure from the Plans and Specifications not previously approved by Lender and any violation of any Requirement. The advance of any Loan proceeds shall not constitute a waiver of Lender's right to require compliance with this covenant.

(g) Off Site Work. To the extent required by the Plans and Specifications, Borrower shall promptly commence and complete any and all off site improvements (including public streets, walks and like areas adjoining the Improvements) as and if required and provide any and all utilities and other facilities required, all in accordance with the Requirements. Unless otherwise provided for, such off site improvements shall be deemed part of the work of construction of the Improvements.

(h) Storage of Materials. Borrower shall cause all materials supplied for the construction of the Improvements but not affixed to or incorporated into the Property to be stored on the Land or pursuant to a license or beneficial easement on adjoining land or at such other location as may be approved by Lender in writing (provided the limitation of off site stored materials is $2,000,000 in the aggregate over the term of the Loan), with adequate safeguards to prevent loss, theft, damage or commingling with other materials not intended to be utilized in the construction of the Improvements, and Borrower shall provide evidence reasonably satisfactory to Lender that any materials stored offsite are in all instances (i) adequately insured, (ii) properly secured and segregated and identified as being owned by Borrower, with a bill of sale or other evidence of Borrower's ownership of such materials, (iii) if stored on real property not owned by the Borrower, the

agreement authorizing Borrower's use of such offsite location clearly identifies Lender's lien on the offsite stored materials, (iv) available for inspection by Construction Consultant and (v) if the site is a warehouse, such warehouse shall be bonded or insured for the value of the stored materials and evidence thereof provided to Lender upon Lender's request.

(i) Vouchers. Borrower shall deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials incorporated in the Improvements or otherwise subject to the lien or security interest of the Security Instrument.

(j) Encroachments. Borrower agrees that (i) the Improvements shall be constructed entirely on the Land; (ii) no conveyances of any portion of or interest in the Property will be made by Borrower which will cause any protrusion above, on, or under the surface of the Property; (iii) such construction will not protrude onto or overhang any easement or right of way upon the land of others; (iv) the Improvements when erected shall be wholly within applicable building restriction lines however established; and (v) upon request Borrower will, from time to time, furnish satisfactory evidence of the foregoing.

(k) Construction/Financing Sign. Borrower agrees that Lender may at its expense have a sign constructed and placed on the Land in a location satisfactory to the Lender stating that the Improvements are being built with the proceeds of a construction loan by the Lender, said sign to be in the form and to conform to the specifications set forth below.

Signage Specifications for Construction Site

Signage Specifications for Construction Site

This exhibit should be given to sign painter to be used as opaque projection art.


6 Feet
Construction Financing by
REGIONS
3 Feet

White Prime board or metal with bright green logo/PMS 382u and the Regions name/PMS 369u

(l) Additional Expenditures by Lender. Borrower agrees that all sums paid or expended by Lender under the terms of the Loan Documents in excess of the amount of the Loan shall be considered to be an additional loan to Borrower and the repayment

thereof, together with interest thereon at the Default Rate from the date of expenditure until paid, all of which shall constitute a portion of the Indebtedness and shall be immediately due and payable without notice, and Borrower agrees to pay such sum upon demand. Nothing contained herein, however, shall obligate Lender to make such advances.

(m) Plans and Specifications. Borrower has furnished (or will furnish when finalized) to Lender a set of the Plans and Specifications for construction of the Improvements, including the engineering plans, complete architectural plans, specifications and work drawings, projected costs and related information, site plans, proposed plat dedications and proposed development restrictions and conditions and all requisite building permits authorizing construction of the Improvements. The Plans and Specifications and the Improvements constructed pursuant thereto will comply with all applicable Requirements. The Plans and Specifications as approved will not be amended, modified or supplemented without the prior written approval of Lender except as permitted under ***Section 4.3(o)*** below.

(n) Supplemental Data. Borrower shall submit to Lender such additional information concerning the Plans and Specifications or the Contractors as Lender or Construction Consultant may reasonably request.

(o) Changes in Plans. All requests for approval of changes in the Plans and Specifications must be in writing and be conditioned upon approval by Lender, which approval shall be subject to such conditions and qualifications as Lender in its sole and absolute discretion may reasonably prescribe; provided, however, so long as there is no Event of Default then existing, in the event Lender receives all information it requires to review such request and fails to respond within ten (10) business days after written notice from Borrower, such approval in the changes in Plans and Specifications shall be deemed approved. Notwithstanding the foregoing, Lender's approval shall not be required if all of the following conditions are satisfied:

(i) Said changes do not have a material effect on the structural portions or the exterior appearance of the Improvements or the architectural design concept thereof;

(ii) None of said changes individually increases the cost of construction by more than $250,000; and

(iii) The aggregate of all of said changes does not increase the cost of construction by more than $500,000.

At the end of each month Borrower will submit to Lender copies of all change orders effecting said changes made in such month.

(p) Review of Plans and Specifications; Construction Consultant. Lender shall commission, at the expense of Borrower, a preliminary review of the Property and all related contracts, plans and specifications, geotechnical reports, environmental assessments and any other information relevant to the preparation of the site and

completion of the Improvements. The purpose of the review is to confirm the feasibility of the construction and development of the Property and the adequacy of Borrower's projected Project Budget. Lender shall have the right to employ the services of an inspecting architect or engineer to serve as its Construction Consultant to review Borrower's Advance Requests to ensure that the Improvements are being constructed in substantial accordance with the Plans and Specifications and applicable Requirements, the approved Project Budget and the other terms and conditions of this Agreement. Borrower shall pay all reasonable fees and expenses of such Construction Consultant. The Construction Consultant may from time to time, at such intervals as may be acceptable to Lender, review the Plans and Specifications and inspect the Property on Lender's behalf and review the continued adequacy of the Project Budget, and Lender shall have no obligation to fund an Advance pursuant to a Request for Advance hereunder if the Construction Consultant has not approved Borrower's Advance Request and the supporting documentation associated therewith. Borrower shall cooperate fully with the Construction Consultant and give the Construction Consultant convenient access to the Property.

ARTICLE V.

ADDITIONAL COLLATERAL

5.1. Additional Collateral. As additional security for the payment of the Indebtedness and performance of the obligations and agreements of Borrower under the Loan Documents, Borrower hereby transfers and assigns to Lender and grants to Lender a lien on and security interest in all right, title and interest of Borrower in, to and under the following items relating to the acquisition, construction, use, operation and maintenance of the Property (the "**Additional Collateral**"); subject however, to a license hereby granted by Lender to Borrower to exercise its rights under the Additional Collateral, which license is limited as hereinafter provided:

(a) Licenses. All licenses, permits, approvals, certificates and agreements with or from all boards, agencies, departments, governmental or otherwise, relating directly or indirectly to the ownership, use, operation and maintenance of the Property, or the construction of the Improvements, whether heretofore or hereafter issued or executed (collectively, the "**Licenses**").

(b) Contracts. All contracts, subcontracts, agreements, site development agreements, service agreements, management agreements, warranties and purchase orders, together with any and all renewals, extensions and modifications thereof and all amendments, exhibits and addenda thereto, which have been or will be executed by or on behalf of Borrower, or which have been assigned to Borrower, in connection with the acquisition, use, operation or maintenance of the Property or the construction of improvements on the Property (the "**Contracts**"). The parties with whom or to whom such Contracts have been or are given are hereinafter collectively referred to as the "**Contractors**".

(c) Plans and Specifications. All plans, specifications, notes, drawings, approvals, certifications and similar work product, and any and all modifications thereof relating to the Property (the **"Plans and Specifications"**).

5.2. Representations. Borrower represents that: (i) Borrower is the sole owner of the entire right, title and interest of owner in, to and under the Additional Collateral, has the full and complete right to use the Plans and Specifications and has good title to and good right to assign the Additional Collateral to Lender and no other Person has any right, title or interest in the Additional Collateral except for the right title and interest of the respective Contractors in the Plans and Specifications; (ii) the Licenses and Contracts are, or will be when issued or entered into, in full force and effect and there has been no default by Borrower or the respective Contractors thereunder and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default; (iii) Borrower has not executed any prior assignments of, or in any way transferred or encumbered or created or permitted any lien upon or charge against, the Additional Collateral; and (iv) Borrower has performed no act or executed any other instrument which might prevent Lender from enjoying and exercising any of its rights and privileges evidenced hereby.

5.3. Covenants, Agreements and Warranties. During the term of the Loan, Borrower shall (i) faithfully perform each of its duties and obligations under the Additional Collateral and comply with each agreement, restriction and provision of the Additional Collateral to be performed by Borrower; (ii) enforce the performance of each term, agreement, restriction and provision of the Additional Collateral to be performed by the respective Contractors and shall not waive, set off, compromise or in any manner release or discharge the Contractors under the Contracts from any of the foregoing; (iii) not modify or amend the Additional Collateral as it relates to any contract which contract amount is in excess of $250,000 on an annual basis, except by agreement in writing signed by Borrower, Lender and the applicable Contractor; (iv) not terminate the Licenses or any Contract which provides for payment in excess of $250,000 on an annual basis; (v) not enter into any new Contracts wherein the annual amount payable under such Contract is in excess of $250,000 except in such form and upon such terms as shall be approved in writing by Lender, such consent not to be unreasonably withheld; (vi) give prompt notice to Lender of any claim of or notice of default under the Additional Collateral given to or by Borrower, together with a copy of any such notice or claim if the same is in writing; (vii) not make any assignment, pledge or other disposition of the Additional Collateral; (viii) not subordinate the Additional Collateral to any deed of trust or mortgage or any other encumbrance of any kind or permit, consent or agree to such subordination; (ix) at all times defend Lender's first and prior right in and to the Additional Collateral against any and all claims adverse to the claim of Lender; and (x) appear in and defend any action arising out of, or in any manner connected with, the Additional Collateral or the duties or obligations of Borrower or any guarantor or surety thereunder or with respect thereto and, upon request by Lender, shall make appearance in the name and on behalf of Lender, but at the expense of Borrower. Upon Lender's request, Borrower shall deliver to Lender a complete list of all Contracts and Licenses, originals or certified copies of all Contracts and Licenses, and other written agreements, correspondence and memoranda between Borrower and Contractors and Governmental Authorities, setting forth the contractual and other arrangements between them. To the extent that Borrower does not have original or certified copies of the foregoing in its possession, Borrower shall deliver copies of

those of the foregoing which are in its possession with a certification that to Borrower's knowledge and belief, they are true and correct copies.

5.4. Rights of Borrower; Termination of License. Prior to the occurrence of an Event of Default, Borrower shall be entitled under the license hereby granted, but limited as provided herein, to exercise its rights under the Additional Collateral and to use the Additional Collateral in accordance with the terms and conditions of this Section. Upon the conveyance by Borrower of the fee title to the Property, all right, title, interest and powers granted under said license shall automatically pass to and may be exercised by each such subsequent owner. Upon the occurrence of an Event of Default, Lender may (but shall be under no duty) to terminate the license granted to Borrower and Lender shall have any and/or all of the following rights and remedies:

(a) exercise all rights and undertake all actions which would be available to Borrower under the Additional Collateral;

(b) effect new Contracts and Licenses, cancel or surrender existing Contracts or Licenses, amend or modify the terms of and renew existing Contracts and Licenses, and make concessions to Governmental Authorities and Contractors; and

(c) exercise all proprietary rights in the Plans and Specifications and fully utilize the Plans and Specifications for Lender's sole benefit in connection with the Property.

Upon termination of said license, the Contractors and the Governmental Authorities shall be, and are hereby, fully authorized and empowered to continue the work and duties contemplated by the Additional Collateral under the sole direction of Lender, to be bound and obligated under the Additional Collateral to the same extent as such parties are bound and obligated to Borrower thereunder, and to permit Lender to retain and use the Additional Collateral for any and all purposes as Lender may deem appropriate with respect to the Property. Any of the Governmental Authorities, Contractors or any other Person requiring contact with the holder of the Additional Collateral may rely on the affidavit of an officer, agent or attorney of Lender stating that there has been an Event of Default for the purposes of allowing Lender its rights in the Additional Collateral pursuant to this Section.

5.5. Limitation of Lender's Obligations. Lender will not be deemed in any manner to have assumed any of the Additional Collateral, nor shall Lender be liable to Governmental Authorities or Contractors by reason of any default by any party under the Licenses or Contracts. Lender shall not be liable for any loss sustained by Borrower resulting from Lender's exercise of rights under the Additional Collateral, or from any other act or omission of Lender under this **Article V** unless such loss is caused by the gross negligence or willful misconduct of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under the Additional Collateral by reason of this instrument or the exercise of rights or remedies hereunder. The provisions of this **Article V** shall not operate to place responsibility upon Lender for the construction of the Improvements or in any way for the Property or for the carrying out of any of the terms and conditions of the Additional Collateral.

ARTICLE VI.

LOAN FUNDING

6.1. Loan Funding. The funding of the Initial Advance shall be in such amount agreed to by Borrower and Lender and shall take place in the offices of Lender or at such other place as Lender may designate.

6.2. Interest Reserve Amount. The amount of the Loan was determined on the basis of the Project Budget approved by Lender, setting forth, among other things, the accrued interest on the disbursed principal of the Note during the term of the Note, estimated not to exceed the Interest Reserve Amount (after the application of Project Revenues, if any, as provided below). Subject to the conditions set forth in this **Article VI**, Lender will disburse on the first day of each month a portion of the Loan sufficient to pay accrued interest then due and payable on the Note, and the amount thereof shall increase the principal of the Note and shall reduce the balance of the Interest Reserve Amount. In lieu of disbursing Loan proceeds to Borrower for payment of accrued interest thereon, Lender may handle such disbursement and payment by making appropriate entries on the books and records of Lender, whereupon a statement summarizing such entries shall be furnished to Borrower. During the continuance of an Event of Default, Lender shall have no further obligation to disburse the Interest Reserve Amount. Notwithstanding anything to the contrary contained in this Agreement, (i) at such time as the Interest Reserve Amount has been fully funded, Lender shall have no obligation to disburse any portion of the Loan to pay accrued interest then due and payable on the Note and (ii) Borrower agrees to use all Project Revenues for payment of Project Costs (including payment of accrued interest regardless of the existence of any remaining balance of the Interest Reserve Amount) and Operating Expenses and to provide Lender with reasonably satisfactory evidence of such payment. In the event the Interest Reserve Amount ever falls below $50,000 and there is not sufficient net cash flow from the Improvements to pay all operating expenses and debt service on the Loan, then the Borrower may either (i) within ten (10) days after written demand from Lender, deposit an amount with Lender that shall be considered part of the Interest Reserve Amount which amount is sufficient in Lender's reasonable judgment such that the Interest Reserve Amount is then sufficient to pay all interest in the Loan until such time as the Lender reasonably confirms the net cash flow from the Improvements is sufficient to pay all operating expenses and debt service, (ii) elect to defer the developer's fee and Borrower pays interest out of pocket until such time as Lender reasonably confirms that the net cash flow from the Improvements is sufficient to pay all operating expenses and debt service, (iii) reallocate from the developer's fee to the Interest Reserve Amount a sufficient amount such that the Interest Reserve Amount is sufficient in Lender's determination to pay interest until such time as Lender reasonably confirms that the net cash flow from the Improvements is sufficient to pay all operating expenses and debt service, or (iv) reallocate cost savings verified by the Construction Consultant to the Interest Reserve Amount in an amount reasonably determined by Lender to be sufficient to pay interest in the Loan until such that the Lender reasonably confirms net cash flow from the Improvements is sufficient to pay all operating expenses and debt service. In the event Borrower fails to timely elect option (i), (ii) or (iii) within five (5) days after written notice from Lender, then Borrower will be deemed to have elected option (i).

6.3. Conditions Precedent to Funding Subsequent Advances of Construction Loan. The following shall be conditions precedent to Lender's obligations to make any funding or disbursal of the Loan:

(a) Representations and Warranties. On the date of disbursement (the **"Funding Date"**), all of Borrower's representations and warranties contained in the Loan Documents shall be true and correct in all material respects.

(b) Covenants and Agreements. On the Funding Date, Borrower shall have performed each covenant and agreement to be performed by Borrower on or before the Funding Date pursuant to the Loan Documents.

(c) Borrower's Equity. Prior to the Initial Advance, Borrower shall have applied Borrower's Equity to pay certain Project Costs included in the Project Budget approved by Lender, and Borrower shall have furnished Lender with a schedule showing the payment of such funds for Project Costs and evidence of such payment.

(d) Contractor Contract. Prior to the Initial Advance, Borrower shall have (i) executed and delivered to Lender the contract with the General Contractor in form and substance acceptable to Lender, and (ii) caused the General Contractor to execute and deliver to Lender a consent of the General Contractor in form and substance acceptable to the Lender.

(e) Mechanic's Liens. Lender shall have received effective lien waivers and releases (conditioned solely upon payment of amounts included in the Advance Request) from the General Contractor and all subcontractors, suppliers and other Persons that have a right to file a mechanic's or materialman's lien, construction lien or any other similar instrument against the Improvements with respect to the work completed through a date no earlier than thirty (30) days prior to the date of disbursement.

(f) Foundation Survey. After the foundation for any building site on the Land has been poured, but prior to any vertical construction, Borrower shall have delivered to Lender a survey reflecting that the location of the Improvements (A) will be entirely within the boundary lines of the Land; (B) will not encroach on any set-back line, easement, or right-of-way; (C) will not violate any covenant, condition, or restriction affecting the Land, and (D) that no part of any Improvements will be in any flood hazard area (unless flood insurance has been procured to be effective as soon as the affected Improvements are eligible for flood insurance).

(g) Plan and Cost Review. As a condition to the Initial Advance, Lender shall have received and approved the Plan and Cost Review.

6.4. Requests for Disbursement. Requests for disbursement of subsequent advances of the Loan shall be made in accordance with the following procedure:

(a) Advance Request. Borrower shall complete, execute and deliver to Lender an Advance Request.

(b) Evidence of Progress of Construction. Each Advance Request shall be accompanied by a G702/G703 (General Contractor's application for payment), copies of all bills or statements for expenses, in excess of $2,000, for which the advance is requested and, upon the request of Lender, evidence in form and content reasonably satisfactory to Lender, including but not limited to certificates and affidavits of Borrower, the project architect and/or the general contractor or such other Person as Lender may reasonably require, showing:

(i) The value of that portion of the Improvements completed at that time;

(ii) That all outstanding claims for labor, materials and fixtures have been paid or will be paid from the proceeds of such disbursement and that, with respect to all prior Advance Requests, all lien waivers and releases have been received and all outstanding claims for labor, materials and fixtures have been paid, and Borrower shall have provided the lien waivers and releases required under ***Section 6.3(e)*** of this Agreement;

(iii) That there are no liens outstanding against the Property, except for Lender's lien and security interest evidenced by the Security Instrument, other than inchoate liens for property taxes not yet due;

(iv) That all construction prior to the date of the Advance Request has been performed and completed in accordance with the Plans and Specifications except for changes approved by Lender in writing or otherwise permitted under the Loan Documents;

(v) That all funds previously disbursed by Lender have been applied directly to the payment of Project Costs, as set forth in the Project Budget or otherwise as Lender shall have approved in writing;

(vi) That all change orders in any amount whatsoever shall have been approved in writing by Lender, and, if required by Lender, by any surety and any Guarantor, except as provided in ***Section 4.3(o)***;

(vii) In reasonable detail but only if applicable, all tangible personal property installed in or appurtenant to the Improvements, but not considered to be fixtures, and the value thereof;

(viii) That the amount of undisbursed Loan proceeds is sufficient to pay the cost of completing the Improvements in accordance with the Loan Documents;

(ix) That the location of the Improvements will not encroach upon any adjoining properties or interfere with any easement;

(x) That, if payments are to be made on account of materials or equipment not incorporated in the work but delivered and suitably stored on the

Property, or at some other location agreed upon in writing, such payments shall be conditioned upon submission to Lender by Borrower of evidence of compliance with ***Section 4.3(h)*** hereof, including submission to Lender of bills of sale or such other procedures satisfactory to Lender to establish Borrower's title to, and Lender's lien and security interest upon, such materials or equipment or otherwise protect Lender's interest;

(xi) Except that for which Borrower has provided Lender with proof of reasonable security in the form of a bond, letter of credit or other similar security acceptable to Lender, neither the Property nor the Improvements are the subject of any litigation which is likely to adversely affect or could adversely affect the title thereof and/or the validity or priority of the liens, assignments or security interests of the Loan Documents or the right of the Borrower to construct the Improvements;

(xii) That there have not been any cost increases, escalations or changes in the scope of the Project (whether existing or contemplated) that are not reflected in change orders or other modifications to the Project Budget; and

(xiii) That there have not been any additional funds contributed to the cost of the Improvements or otherwise to the Project which are not reflected in the Project Budget.

(c) Certificate of Construction Consultant. Each Advance Request shall be accompanied by written certification from Lender's Construction Consultant indicating the status of construction, compliance with the Plans and Specifications, and approval of the Advance Request. Borrower shall pay all fees and expenses of Construction Consultant for monthly inspections, or more frequently if such inspections result from more frequent disbursement requests from Borrower.

(d) Continuation of Title Insurance Coverage. Each Advance Request shall, at the request of Lender, be accompanied by a satisfactory down date endorsement to the previously delivered Loan Title Policy which endorsement shall (i) extend the effective date of the Loan Title Policy to the date of advancement and show that since the effective date of the Loan Title Policy (or the effective date of the last such endorsement, if any) there has been no change in the status of the title to the Property and no new encumbrance or exception to title coverage and (ii) state the amount of coverage then existing under the Loan Title Policy which shall be the total of all disbursements of the Loan including the disbursement which is made concurrently with the down date endorsement.

6.5. Conditions to Each Disbursement. At no time shall Lender be obligated to disburse funds:

(a) In excess of the amount recommended by the Construction Consultant;

(b) If any Event of Default shall have occurred and is continuing on the date of any such Advance Request or the date of requested disbursement;

(c) If Lender, in its reasonable discretion, is not satisfied that the construction of the Improvements will be completed in accordance with the Loan Documents;

(d) If the Loan is not "in balance" as provided in ***Section 6.6*** below; or

(e) If the Property is damaged by fire or other casualty and Lender shall not have received insurance proceeds sufficient in the sole judgment of Lender to effect the restoration of the Improvements in accordance with Plans and Specifications and to permit the completion of the Improvements in accordance with the Loan Documents.

6.6. Balancing of Loan and Borrower's Deposit.

(a) The Loan shall be deemed to be "in balance" only at such time as Borrower has paid a sufficient amount of Project Costs from its own funds so that the undisbursed portion of the Loan, together with projected Project Revenues as set forth in the Project Budget and any Borrower's Deposit which Lender is then holding, are sufficient to pay all Project Costs until (i) the Completion Event has occurred, and (ii) the Property achieves a Debt Coverage Ratio of 1.0 to 1.0. In determining whether the Loan is in balance, Lender shall determine, among other things, whether the amounts allocated for each line item of Project Costs in the Project Budget are sufficient.

(b) Within fifteen (15) days after written notice from Lender to Borrower that the Loan is not in balance, Borrower shall deposit with Lender sufficient funds (herein called **"Borrower's Deposit"**) to bring the Loan in balance. The Borrower's Deposit will be held by Lender in a non-interest bearing account assigned to secure the Loan and will be disbursed by Lender to pay Project Costs pursuant to this Agreement, prior to the disbursement of any additional proceeds of the Loan. During the continuance of an Event of Default, Lender may apply Borrower's Deposit against the unpaid Indebtedness or attorneys' fees and legal expenses, in such order as Lender may determine. Upon the payment in full of the Loan and all other obligations of Borrower to Lender hereunder, or at such time as the Completion Event has occurred and the Loan is in balance (without resort to the Borrower's Deposit), and provided no Event of Default is then existing, Lender shall return the remaining balance of Borrower's Deposit, if any, to Borrower. Borrower hereby agrees that Lender shall have a security interest in Borrower's Deposit (whether now existing or in the future) in any form to secure all of Borrower's obligations under the Loan Documents and may apply any proceeds of Borrower's Deposit for the purposes contemplated herein without any further consent or action on the part of Borrower.

(c) Until such time as the Completion Event has occurred and all Project Costs for the development and construction of the Improvements have been paid in full, Borrower agrees to use all Project Revenues for payment of Project Costs (including payment of accrued interest regardless of the existence of any remaining balance of the Interest Reserve Amount) and to provide Lender with satisfactory evidence of such payment. Project Revenues in excess of Project Costs may not be distributed to the interest owners of Borrower, or used for anything other than Project Costs, except during any period in which (i) the Project maintains a Debt Coverage Ratio of not less than

1.05:1.00 and (ii) the Project no longer qualifies for the HVCRE designation, as stipulated by federal requirements. Notwithstanding the foregoing, Project Revenues shall in no event be distributed to any interest owner of Borrower during the continuance of an Event of Default.

(d) Subject to the other conditions for Advances herein being satisfied and so long as the Borrower is diligently pursuing construction, any development fee or similar fee shall be paid monthly and prorated over the period from commencement to completion of the Improvements.

(e) Borrower will provide Lender with advance request documents and other information required hereunder with respect to funds used to pay Project Costs under subsections (b) and (c) above, on a monthly basis, as if such funds were disbursements of the Loan.

6.7. Retainage and Final Disbursement Five percent (5%) of each Loan disbursement for all "hard" costs of construction of the Improvements shall be withheld by Lender ("**Retainage**"), which Retainage shall be disbursed only upon compliance with the following requirements (in addition to the requirements for all other disbursements):

(a) Receipt by Lender of satisfactory evidence of the completion of the Improvements in accordance with the Loan Documents and approval of such completion by Construction Consultant and all Governmental Authorities;

(b) Receipt by Lender of a satisfactory "as built" survey of the of the Land and the Improvements;

(c) Receipt by Lender of (i) lien waivers or releases from all Contractors which satisfy all Requirements and (ii) an endorsement to the Loan Title Policy (A) removing any exception with respect to liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with the Improvements, and (B) to the extent applicable, updating any endorsements to reflect the completion of the Improvements; and

(d) Receipt by Lender of such other certificates, assurances and opinions as Lender shall reasonably require.

6.8. Final Disbursement The final disbursement of the Loan shall be made only upon compliance with the following requirements (in addition to the requirements for all other disbursements):

(a) Receipt by Lender of satisfactory evidence of the completion of the Improvements in accordance with the Loan Documents and approval of such completion by Construction Consultant and all Governmental Authorities;

(b) Receipt by Lender of an "as built" survey of the of the Land and the Improvements prepared in accordance with the Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys," jointly established and adopted by ALTA and

NSPS in effect as of the date of such survey and otherwise in form and substance satisfactory to Lender;

(c) Receipt by Lender of (i) lien waivers or lien subordinations or releases from all Contractors and (ii) an endorsement to the Loan Title Policy (A) removing any exception with respect to liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with the Improvements, and (B) to the extent applicable, updating any endorsements to reflect the completion of the Improvements; and

(d) Receipt by Lender of such other certificates, assurances and opinions as Lender shall reasonably require.

6.9. Notice, Frequency and Place of Disbursements. The Advance Request shall be submitted to Lender at least ten (10) Business Days prior to the date of the requested advance. Disbursements shall be made no more frequently than monthly and in amounts of not less than $25,000. All disbursements shall be made within ten (10) Business Days after receipt by Lender of all documentation and information referred to in ***Section 6.4*** hereof (or, if not a Business Day, on the first Business Day following).

6.10. Deposit of Funds Advanced. Borrower will immediately deposit all Loan proceeds advanced by Lender in a separate and exclusive account of Borrower, to be withdrawn and used solely for the purposes permitted under the provisions of this Agreement, and will promptly furnish Lender with evidence thereof.

6.11. Advances to Contractors. At its option, Lender may make any or all advances of the Loan directly to Contractors and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so advance the funds. No further authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by a Contractor.

6.12. Advances Do Not Constitute a Waiver. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further advances nor, in the event Borrower is unable to satisfy any such condition, shall any such advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default hereunder.

ARTICLE VII.

DEFAULTS

7.1. Event of Default. The term **"Event of Default"** as used in this Agreement shall mean the occurrence of any of the following events:

(a) Monetary Obligations - the failure of Borrower to make due and punctual payment of the Indebtedness as the same shall become due and payable, whether at

maturity or when accelerated pursuant to any power to accelerate contained in any Loan Document; or

(b) Non-Monetary Obligations - the failure of Borrower to timely and properly observe, keep or perform any covenant, agreement, warranty or condition in any Loan Document required to be observed, kept or performed, other than those referred to in ***Section 7.1(a)*** or in any other subsection of this Section except this subsection (b), if such failure continues for thirty (30) days after receipt by Borrower of written notice and demand for the performance of such covenant, agreement, warranty or condition (the **"Grace Period"**); provided, however, that Lender shall extend the Grace Period up to an additional thirty (30) days (for a total of sixty (60) days from the date of default) if (i) Borrower immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within sixty (60) days after the default, (2) no lien or security interest created by the Loan Documents will be impaired prior to completion of such cure, and (3) Lender's immediate exercise of any remedies provided under the Loan Documents or by law is not necessary for the protection or preservation of the Property or Lender's security interest; or

(c) Representations - any representation contained in any Loan Document or otherwise made by Borrower or any other Person to Lender in connection with the Loan is false or misleading in any material respect; or

(d) Insolvency - Borrower becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; or

(e) Failure to Pay Debts - Borrower is generally not paying its debts as such debts become due; or

(f) Appointment of Receiver, Etc. - a receiver, trustee or custodian is appointed for, or takes possession of, all or substantially all of the assets of Borrower or any of the Property, either in a proceeding brought by Borrower or in a proceeding brought against Borrower and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or Borrower consents to or acquiesces in such appointment or possession; or

(g) Bankruptcy - Borrower files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing collectively called **"Applicable Bankruptcy Law"**) or an involuntary petition for relief is filed against Borrower under any Applicable Bankruptcy Law and such petition is not dismissed within ninety (90) days after the filing thereof, or an order for relief naming Borrower is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by Borrower; or

(h) Execution Against Property - the Property or any part thereof is taken on execution or other process of law in any action against Borrower; or

(i) Attachment of Borrower's Property - Borrower fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of Borrower; or

(j) Failure to Pay Judgment - Borrower fails to pay within thirty (30) days any final money judgment against Borrower; or

(k) Litigation - Any suit shall be filed against Borrower, which if adversely determined, would substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; or

(l) Acceleration of Other Debts - Borrower does, or omits to do, any act, or any event occurs, as a result of which any material recourse obligation of Borrower, not arising hereunder, is declared immediately due and payable by the holder thereof; or

(m) Events Affecting Other Parties - any of the events referred to in subheadings (d), (e), (f), (g), (h), (j), (k) or (l) shall occur with respect to any managing member or general partner of Borrower or any Guarantor and shall not be remedied within the time set forth in said subheadings; or

(n) Default Under Other Debt - the holder of any lien or security interest on the Property or the direct or indirect ownership interests of Borrower (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest) declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

(o) Unauthorized Transfer - without the prior written consent of Lender (which consent may be withheld for any reason or for no reason), Borrower sells, leases (except as expressly permitted herein), exchanges, assigns, transfers, conveys or otherwise disposes of all or any part of the Property or any interest therein (except for the disposition of worn-out or obsolete personal property or fixtures under the circumstances described in ***Section 4.1(s)*** or legal or equitable title to the Property, or any part thereof or any interest therein, is vested in any other party, in any manner whatsoever, by operation of law or otherwise, whether any of the foregoing is voluntary or involuntary, it being understood that the consent of Lender required hereunder may be refused by Lender in its sole and absolute discretion or may be predicated upon any terms and conditions deemed necessary in the sole and absolute discretion of Lender, including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest on the Note, to require payment of any amount as additional consideration as a transfer fee or otherwise and to require assumption of the obligations under the Loan Documents; or

(p) Unauthorized Liens - without the prior written consent of Lender (which consent may be withheld for any reason or for no reason), Borrower creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the

placing of, or allows to remain, any deed of trust, security deed, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Property which are not delinquent and any mechanic's or materialmen's liens being contested in accordance with the provisions of hereof), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, other than encumbrances permitted by Lender or the Loan Documents or that constitute Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created herein or in any other Loan Document, or acquires any fixtures, equipment or other property forming a part of the Property pursuant to a lease, license or similar agreement, it being understood that the consent of Lender required hereunder may be refused by Lender in its sole and absolute discretion or for any reason or may be predicated upon any terms and conditions deemed necessary in the sole and absolute discretion of Lender including, but not limited to, the right to change the interest rate, date of maturity or payments of principal and/or interest on the Note, to require payment of any amount as a fee or other consideration and to require a payment on the principal of the Note; or

(q) Unauthorized Guaranty - without the prior written consent of Lender (which consent may be withheld for any reason or for no reason), Borrower guarantees or becomes surety for the debt of another Person; or

(r) Change in Constituency or Control - Borrower or any entity Guarantor dissolves, liquidates, merges or consolidates or any interest in Borrower or any entity Guarantor is sold, assigned, transferred, mortgaged, pledged, encumbered, or otherwise disposed of, voluntarily or involuntarily; or

(s) Financial Reporting - if any one report, statement, or item required under ***Section 4.1(m)*** is not received within ten (10) days after its due date; or

(t) Death or Incapacity of Individual Guarantor - if Guarantor is an individual, Guarantor dies or becomes legally incapacitated and a substitute guaranty executed on behalf of one or more substitute guarantors approved by Lender, together with a legal opinion and such due diligence materials reasonably requested by Lender, all in form and substance acceptable to Lender, are not delivered to Lender within thirty (30) days after such death or legal incapacitation of Guarantor. Upon Lender's acceptance of such substitute guarantor, and the execution and delivery of the required documents, the substitute guarantor shall be a "Guarantor" for purposes of the Loan Documents; or

(u) Guarantor's Obligations - any failure of any representation or warranty made in any guaranty of the payment of the Indebtedness or any part thereof to be true and correct in all material respects or any failure to perform or other breach of any covenant in said guaranty; or

(v) Hedge Agreement - the occurrence of a default under any Hedge Agreement which is not cured within the applicable cure period; or

(w) Noncompliance with Requirements - the Improvements are not constructed in compliance with all Requirements; or

(x) Deviation from Plans and Specifications - there is any substantial deviation in the work of construction from the Plans and Specifications without the prior written approval of Lender, or there is incorporated in the Improvements any substantially defective workmanship or materials, which said deviation or defect is not commenced to be corrected within ten (10) days after written notice thereof and such correction diligently continued to its conclusion; or

(y) Encroachments - there appears on any survey required hereunder encroachments which have occurred without the approval of Lender and which are not commenced to be removed or corrected within ten (10) days after receipt of Lender's notification to Borrower of the existence thereof and such removal or correction diligently continued to its conclusion; or

(z) Cessation of Work - once commenced, work should cease or not be diligently prosecuted for causes other than those beyond the control of Borrower or consented to in writing by Lender; or

(aa) Injunction - any Person obtains an order or decree in any court of competent jurisdiction enjoining the construction of the Improvements or enjoining or prohibiting Borrower or Lender from performing this Agreement, and such proceedings are not properly contested or such decree is not vacated within thirty (30) days after the granting thereof; or

(bb) Lapse of Permit - Borrower neglects, fails, or refuses to keep in full force and effect any required permit or approval with respect to the construction of the Improvements; or

(cc) Guaranty - any breach or default by Guarantor under the Guaranty that is not cured within any notice and/or cure period set forth therein (if any); or

(dd) Guarantor Environmental Indemnity Agreement - any breach or default by Guarantor under the Guarantor Environmental Indemnity Agreement that is not cured within any notice and/or cure period set forth therein (if any).

ARTICLE VIII.

REMEDIES

8.1. Remedies. During the continuance of any one or more of the Events of Default set out in **Article VII** hereof, Lender shall at its option be entitled to proceed to exercise any of the following remedies:

(a) Borrower agrees that the occurrence of such Event of Default shall constitute an Event of Default under each of the Loan Documents, thereby entitling Lender (i) to exercise any of the various remedies therein provided including the

acceleration of the Indebtedness, exercise of all assignments and the foreclosure of the liens and security interests and (ii) cumulatively to exercise all other rights, options and privileges provided by law or at equity.

(b) Lender shall have the right:

(i) to take whatever action is necessary or appropriate by the use of legal proceedings (A) to cause Borrower to vacate the Property and (B) to take possession of the Property;

(ii) to perform or cause to be performed any and all work and labor necessary to complete the Improvements in accordance with the Loan Documents;

(iii) to employ security watchmen to protect the Property; and

(iv) to disburse that portion of the Loan proceeds not previously disbursed (including any Retainage) and the Borrower's Deposit to the extent necessary to complete construction of the Improvements in accordance with the Loan Documents, and if the completion requires a larger sum than the remaining undisbursed portion of the Loan and any Borrower's Deposit then being held by Lender, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Loan Documents, and to take all actions necessary in connection therewith, including but not limited to the following: to use any funds of Borrower including the Borrower's Deposit and any balance which may be held in escrow and any Loan or other funds which may remain unadvanced hereunder for the purpose of completing the Improvements in the manner called for by the Loan Documents; to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Loan Documents; to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; to pay, settle or compromise all existing or future bills and claims which are or may be liens against said Property or as may be necessary or desirable for the completion of the Improvements or the clearance of title to the Property; to execute all applications and certificates in the name of Borrower which may be required by any construction contract and to do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf. In accordance therewith Borrower hereby assigns and quitclaims to Lender all sums to be advanced hereunder including Retainage and the Borrower's Deposit and any sums in escrow conditioned upon the use of said sums, if any, for the completion of the Improvements. Lender shall have no obligation to undertake any of the foregoing actions and if Lender shall do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

(c) Lender shall be relieved from all obligation to make further advances to Borrower under the Loan Documents.

(d) Lender shall have the right at any time and from time to time, without notice to Borrower (any such notice being expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender, and any other indebtedness at any time owing by Lender to or for the credit or the account of Borrower, against any and all of the Indebtedness, irrespective of whether or not Lender shall have made any demand under the Loan Documents and although such indebtedness may be unmatured. Lender agrees to notify Borrower promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have under the Loan Documents, at law, equity or otherwise.

ARTICLE IX.

GENERAL CONDITIONS

9.1. Waiver by Lender. Lender may at any time and from time to time (a) waive or not enforce compliance with any covenant or agreement in the Loan Documents (b) consent to Borrower doing any act which Borrower is prohibited from doing under the Loan Documents, or consent to Borrower failing to do any act which Borrower is required to do under the Loan Documents, (c) release any part of the Property, or any interest therein, from the lien, assignment or security interest of the Loan Documents without the joinder of any other party, or (d) release any party liable, either directly or indirectly, for the Indebtedness or for any covenant herein or in the Loan Documents, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of Lender hereunder except to the extent specifically agreed to by Lender in writing.

9.2. Actions by Lender. The lien, assignment, security interest and other security rights of Lender in any Loan Document shall not be impaired by any indulgence, moratorium or release granted by Lender, including but not limited to (a) any renewal, extension, increase or modification which Lender may grant with respect to any Indebtedness, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of the Property, or any part thereof or any interest therein, or (c) any release or indulgence granted to any endorser, guarantor or surety of any Indebtedness. The taking of additional security by Lender shall not release or impair the lien, assignment, security interest or other security rights of Lender or affect the liability of Borrower or of any endorser or guarantor or other surety or improve the right of any permitted junior lienholder.

9.3. Rights of Lender. Lender may waive any Event of Default without waiving any other prior or subsequent Event of Default. Lender may remedy any Event of Default without waiving the Event of Default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by

Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder.

9.4. Rights of Third Parties. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will make advances or refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction of the Improvements or the absence therefrom of defects. Failure to inspect the construction of the Improvements or any part thereof or inspection not followed by notice of default shall not constitute a waiver of any of Lender's rights hereunder nor shall it constitute a representation that there has been compliance with the Plans and Specifications or that the construction of the Improvements is free from defective materials or workmanship.

9.5. Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or nonexistence.

9.6. Assignment by Borrower. Anything to the contrary herein notwithstanding, Borrower shall have no right to assign its rights hereunder or the proceeds of the Loan without the written consent of Lender and any such assignment or purported assignment shall, at Lender's option, relieve Lender from all further obligations hereunder and shall constitute an Event of Default.

9.7. Heirs, Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Borrower, and the heirs, devisees, representatives, successors and assigns of Borrower including all successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Trustee and Lender and their respective successors, substitutes and assigns, and shall constitute covenants running with the Land. All references in this Agreement to Borrower, Trustee or Lender shall be deemed to include all such heirs, devisees, representatives, successors, substitutes and assigns.

9.8. Exercise of Rights and Remedies. All rights and remedies of Lender hereunder or under the Note or under the Security Instrument or under any other Loan Document shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same

right or remedy or from concurrently or thereafter exercising any other right or remedy which Lender may have hereunder, under the Note or Security Instrument or any other Loan Document, or at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time.

9.9. Headings. The headings of the sections and subsections of this Agreement are for convenience of reference only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

9.10. Applicable Law. **THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS' PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS, EXCEPT FOR THOSE PROVISIONS IN THE LOAN DOCUMENTS PERTAINING TO THE CREATION, PERFECTION OR VALIDITY OF OR EXECUTION ON LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATE WHERE THE PROPERTY IS LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.**

9.11. Consent to Forum. **BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE LAND IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR SUCH COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE LAND IS LOCATED) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS OF BORROWER FOR THE GIVING OF NOTICES UNDER SECTION 9.18 HEREOF, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.**

9.12. Usury. It is the intent of Lender and Borrower in the execution of Loan Documents to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrower agree that none of the terms and provisions contained in any Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; neither Borrower nor any Guarantor, endorsers or other parties now or hereafter becoming liable for payment of the Indebtedness shall ever be obligated or required to pay interest on the Indebtedness at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this Section shall control over all other

provisions of the Loan Documents which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Note is accelerated. If the maturity of the Note shall be accelerated for any reason or if the principal of the Note is paid prior to the end of the term of the Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Indebtedness to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the maximum lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrower or credited against the Indebtedness, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Agreement, Borrower acknowledges that it believes the Loan to be non usurious and agrees that if, at any time, Borrower should have reason to believe, that the Loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have sixty (60) days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Section shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

9.13. Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other Persons or circumstances.

9.14. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

9.15. Joint and Several. Where two or more Persons have executed this Agreement, unless the context clearly indicates otherwise, the term "Borrower" as used herein means the borrowers hereunder or either or any of them and the obligations of Borrower hereunder shall be joint and several.

9.16. Reporting Requirements. Borrower agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Loan Documents which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Lender to furnish Lender with evidence of such compliance.

9.17. Modification or Termination. The Loan Documents may only be amended, modified or terminated by a written instrument or instruments executed by the party against which enforcement of the amendment, modification or termination is asserted. Any alleged amendment, modification or termination which is not so documented shall not be effective as to any party. Notwithstanding the foregoing, Borrower agrees that it shall be bound by any amendment or modification of the Loan Documents made by Lender and any subsequent owner of the Property, with or without notice to Borrower, and no such amendment or modification shall impair the obligations of Borrower under the Loan Documents. Nothing in this Section shall be construed as permitting any transfer of the Property which would constitute an Event of Default.

9.18. Notice. Any notice or communication required or permitted under the Loan Documents shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, addressed as follows:

To Lender:	Regions Bank 1717 McKinney Avenue, Suite 1200 Dallas, Texas 75202 Attention: Richard Gross
To Borrower:	CW Sugar House, LLC c/o Sentinel Real Estate Group 1830 Von Karmen Avenue, Ste. 510 Irvine, CA 92612 Attn: J. Spurgiaz
With a copy to:	CW Sugar House, LLC c/o Cottonwood Residential 6340 S. 3000 E., Ste. 500 Salt Lake City, UT 84121 Attn: Gregg Christensen, Esq.

or to such other address as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein. Lender shall be entitled to rely and act upon notices (including telephonic notices relating to requests for disbursement of Loan proceeds) purportedly given by or on behalf of Borrower even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein. Borrower shall indemnify Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Lender may be recorded by Lender and the parties hereto hereby consent to such recording.

9.19. Effectiveness of Facsimile Documents and Signatures. The Loan Documents may be transmitted and/or signed by electronic means (including facsimile). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all parties to the Loan Documents. Lender may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any electronic document or signature. As used in this Section, "signature" means a manually signed document by a natural person, as opposed to an electronic signature.

9.20. Limited Use of Electronic Mail. Electronic mail and internet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by parties thereto, and may not be used for any other purpose.

9.21. Legal Proceedings. Lender shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith pay necessary expenses, employ counsel and pay its reasonable fees. Any such expenditures shall be considered additional advances hereunder and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness and shall be paid by Borrower to Lender upon demand.

9.22. Assignment by Lender. Lender shall have the right to assign any portion of the Loan Documents and/or the Loan and to disseminate to such assignee or any prospective assignee any information it has pertaining to the Loan, including without limitation, credit information on Borrower, any guarantor and any of their respective principals. In the event of such an assignment, Borrower will agree to such modifications to this Agreement as will facilitate such assignment, provided that such modifications will not materially add to the obligations of Borrower. It is understood that any assignment by Lender will not result in additional cash expense to Borrower. Neither the shareholders, nor the trustees of a real estate investment trust assignee shall be personally liable for the obligations of such trust and Borrower will agree to look solely to the trust property for the payment of any claim hereunder.

9.23. Loan Participation. Subject to the terms herein, Borrower understands that Lender may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which each such participant shall be given a participation in the Loan and that any such participant may from time to time similarly grant to one or more subparticipants subparticipations in the Loan. Borrower agrees that any participant or subparticipant shall be considered as fully as if such participant or subparticipant had made a loan directly to Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Loan. For the purposes of this ***Section 9.23*** only, Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the amount of the principal of, and interest on, the Loan. Nothing contained in this ***Section 9.23*** shall affect Lender's right of set-off (under ***Section 8.1(d)*** or any other right under applicable law) with respect to the entire amount of the Loan, notwithstanding any such participation or subparticipation. Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained

by it from Borrower or any other Person under any provision of this Agreement or otherwise. Notwithstanding anything to the contrary in this Section 9.23, so long as no Event of Default is then existing, any participation or syndication by Lender under this Section 9.23 shall be subject to Borrower's consent not to be unreasonably withheld, conditioned or delayed.

9.24. Negation of Partnership. Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between Borrower and Lender, or in any way make Lender a co-principal with Borrower with reference to the Property, and any inferences to the contrary are hereby expressly negated. Borrower will indemnify and hold Lender harmless from any and all damages resulting from such a construction of the parties and their relationship.

9.25. Time Is of the Essence. Time is of the essence of this Agreement.

9.26. Waiver of Judicial Procedural Matters. **BORROWER AND LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, ANY AND EVERY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.**

9.27. USA Patriot Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the USA Patriot Act.

9.28. Consent of Lender; Approvals. Except where otherwise provided herein, in any instance under the Loan Documents where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Lender, and Lender shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Lender's judgment.

9.29. Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents. **IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.**

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement to be effective as of the date first set forth above.

REMAINDER OF PAGE INTENTIONALLY BLANK
SIGNATURE PAGES FOLLOW

SIGNATURE PAGE OF BORROWER TO LOAN AGREEMENT

CW SUGAR HOUSE, LLC,
a Delaware limited liability company

By: Cottonwood Sugar House, LLC,
a Delaware limited liability company
its sole member

By: CW Sugar House JV, LLC,
a Delaware limited liability company
its sole managing member

By: CW Sugar House JV GP, LLC,
a Delaware limited liability company
its manager

By: Cottonwood Residential O.P., LP,
a Delaware limited partnership
its sole member

By: Cottonwood Residential II, Inc.,
a Maryland corporation
its general partner

By: ______________________________
Name: Gregg Christensen
Title: Chief Legal Officer

SIGNATURE PAGE OF LENDER TO LOAN AGREEMENT

REGIONS BANK, an Alabama state banking corporation

By: ______________________

Name: Richard R. Gross

Title: Senior Vice President

EXHIBIT A

Legal Description

Parcel 1:

Lot 4C, SUGARHOUSE CENTER AMENDED, according to the Official Plat thereof on file and of record as Entry No. 12755208, In Book 2018P of Plats at Page 167, in the Salt Lake County Recorder's Office.

Parcel 1A:

Cross-Easement Agreement recorded August 9, 1990 as Entry No. 4951043 in Book 6243 at Page 1178 of Official Records, as amended by that certain First Amendment to Cross-Easement Agreement recorded May 24, 1991 as Entry No. 5071522 in Book 6319 at Page 1015 of Official Records, and as amended by that certain Second Amendment to Cross-Easement Agreement recorded December 15, 2017 as Entry No. 12680135 in Book 10629 at Page 9496 of Official Records (as said Declaration may have heretofore been amended or supplemented).

Parcel 1B:

Easement Deed recorded August 9, 1990 as Entry No. 4951044 in Book 6243 at Page 1234 of Official Records.

Parcel 1C:

Easement Deed recorded August 9, 1990 as Entry No. 4951045 in Book 6243 at Page 1238 of Official Records.

Parcel 1D:

Easement Deed recorded August 9, 1990 as Entry No. 4951046 in Book 6243 at Page 1242 of Official Records.

EXHIBIT B

Project Budget

Sources	Total Amount	% of Total	Uses	
Borrower Equity (Cash)	14,136,955	24.53%	**Land Cost**	**$6,500,000**
Borrower Equity (Land)	6,500,000	11.28%	GC Fee	1,642,247
Loan Amount	37,000,000	64.19%	Construction - Sitework & Construction	41,991,308
Total Sources	**$57,636,955**	**100%**	Contingency Account (GC Contract Hard Cost Contingency)	664,470
			Total Hard Costs	**$44,298,025**
			Retail TI & Leasing Commissions	**$42,980**
			Common Area FF&E / Exercise Room Equipment	550,000
			Municipal Fees	1,250,000
			Development Fee	1,323,288
			Interest Reserve	1,042,006
			Operating Deficit Reserve	287,627
			Architect Fees	869,000
			Landscape Architecture	25,000
			Engineering Fees	30,000
			Interior Design Fees / Pool Design	115,000
			Third Party Reports	25,000
			Insurance & Builder's Risk	600,000
			Marketing	62,000
			Third Party Inspections	160,000
			Origination & Closing Costs	407,029
			Legal	50,000
			Total Soft Costs	**$6,795,950**
			Total Uses	**$57,636,955**

EXHIBIT C

Insurance Requirements

I. GENERAL REQUIREMENTS

The General Requirements set forth herein shall be applicable to the insurance requirements outlined in sections II, III and IV below.

(A) RELATING TO INSURER.

All insurance coverages required by the Loan Documents must be provided by insurance companies acceptable to Lender that are rated at least an "A- IX" or better by Best's Insurance Guide.

Each insurance policy must (i) permit Lender to pay premiums at Lender's discretion and (ii) as respects any third party liability claim brought against Lender, obligate the insurer to defend Lender as an additional insured thereunder.

(B) RELATING TO DOCUMENTATION OF COVERAGE.

Borrower shall submit to Lender, effective with the closing of the Loan, evidence of all required insurance coverage and that must be furnished annually thereafter, prior to the expiration date of the preceding policy(ies). Lender reserves the right to require a complete copy of the policy.

(C) CANCELLATION AND MODIFICATION CLAUSE.

The insurer hereby agrees that its policy will not lapse, terminate, or be canceled, or be amended or modified to reduce limits or coverage terms unless and until Regions Bank has received not less than thirty (30) days' prior written notice thereof at the following address:

Regions Bank
Attn: Loan Operations
P.O. Box 12926
Birmingham, AL 35202

Flood Insurance Address:

Regions Bank
Its Successors and/or Assigns
P.O. Box 200043
Kennesaw, GA 30156-9246

Notwithstanding the foregoing, in the event of cancellation due to non-payment of premium, the insurer shall provide not less than ten (10) days' Notice of Cancellation to:

Regions Bank
Attn: Loan Operations
P.O. Box 12926
Birmingham, AL 35202

Flood Insurance Address:

Regions Bank
Its Successors and/or Assigns
P.O. Box 200043
Kennesaw, GA 30156-9246

(D) MORTGAGEE CLAUSE.

All policies providing physical damage type coverages on the building or Improvements shall show the mortgage interest as follows:

Regions Bank (its successors and assigns)
Attn: Loan Operations
P.O. Box 12926
Birmingham, AL 35202

Flood Insurance Address:

Regions Bank
Its Successors and/or Assigns
P.O. Box 200043
Kennesaw, GA 30156-9246

(E) LENDER'S LOSS PAYABLE CLAUSE.

All policies providing physical damage type coverages on the personal property or construction materials not yet a part of the Improvements shall include a Lender's Loss Payable clause completed as follows:

Regions Bank (its successors and assigns)
Attn: Loan Operations
P.O. Box 12926
Birmingham, AL 35202

II. TYPES OF INSURANCE - DURING THE CONSTRUCTION PERIOD

Borrower will at all times keep the Project insured prior to completion of the Improvements against loss or damage from such causes as are customarily insured against by prudent owners of similar facilities. Without limiting the generality of the foregoing, Borrower will obtain or shall cause its contractor to obtain, and maintain in effect, the following amounts and types of insurance:

(A) "ALL RISKS" or "SPECIAL" FORM BUILDERS' RISK INSURANCE.

During any periods of construction, All Risks or Special Form Builders' Risk insurance (on a Completed Value Form). The deductible amount thereunder shall be borne by Borrower in the event of a loss, and the deductible must not exceed $25,000 per occurrence. Further, in the event of a loss, Borrower shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer, and Borrower further agrees it will notify Lender of any loss in the amount of $25,000 or greater and that no claim at or in excess of $25,000 thereunder shall be settled without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed by Lender.

Subject to notice provisions contained above in Paragraph I(C), Cancellation and Modification Clause, the Builders Risk policy shall contain a Standard Mortgage Holder Endorsement to guarantee to the benefit of Lender that said coverages shall not be voided or canceled, without proper notice, by reason of (i) any act of negligence, or breach of any condition, declaration or warranty contained in any such policy by Borrower or any third party, (ii) the occupation, operation or use of the Project for purposes more hazardous than those permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to the Project, or (iv) any change in the title to or ownership of all or any portion of the Project.

Debris Removal coverage shall be included in an amount deemed appropriate by Borrower, but in no event less than $250,000 for removal from a casualty loss and no less than $10,000 for debris removal of pollutants.

(B) BOILER AND MACHINERY EQUIPMENT INSURANCE.

If required by Lender, such form of coverage whether permanent or under the Builders Risk shall be in place at the appropriate time during the Project period in order to include and insure "Hot Testing" of the new equipment and systems for a minimum of thirty (30) days prior to Project completion and occupancy. A Boiler and Machinery Equipment policy shall remain in force after Project completion throughout the term of the Loan as part of the required coverages enumerated in Paragraph III below. Amount of insurance shall be in an amount equal to the replacement cost value of the equipment, and shall include coverage for expediting permanent repairs and permanent replacement. The deductible for any loss thereunder shall not exceed $25,000 per occurrence.

(C) FLOOD AND EARTHQUAKE INSURANCE.

If the flood determination performed by Lender shows that the real property securing the referenced loan is located in a Special Flood Hazard Area according to the Federal Emergency Management Agency, flood insurance will be required under the National Flood Insurance Program (NFIP) prior to closing in the amount required by Lender.

Lender requires that buildings located in a special flood hazard area be insured under a NFIP policy up to the maximum limit of coverage for each property type or through a private flood insurance policy or under a combination of both if necessary to obtain the amount required by Lender. Any private flood insurance policy must provide coverage that is at least as broad as the coverage provided under a standard NFIP policy, including when considering deductibles, exclusions, and conditions offered by the insurer.

Insurance has to be purchased for each building, i.e., for an apartment complex consisting of 5 separate structures, each structure must be separately insured; however insurance cannot be written for more than replacement cost.

Properties under Construction

For properties under construction, the NFIP provides that a policy should be obtained on the proposed structure upon commencement of the construction phase. Evidence of adequate flood insurance must be furnished prior to the closing of the construction loan with the exception of residential single family dwellings. Adequate flood insurance must be furnished on residential single family dwellings prior to any vertical site improvements.

Residential Condominiums under Construction

A residential condominium under construction will have to be insured under the "other residential" coverage. Once construction is complete and two units have been sold, the property must be covered by a Residential Condominium Building Association Policy (RCBAP) with maximum coverage of the lesser of $250,000 per unit, the total loan amount, or replacement cost of the building. The conversion to the RCBAP should occur after the issuance of the Certificate of Occupancy. Maximum deductible for the RCBAP is $25,000.

A general assessment of the seismic risk level should be made. A Probable Maximum Loss study conducted by a qualified engineer will provide an estimate of direct earthquake insurance, if any, to be determined by Lender.

(D) DELAY-LOSS OF EARNINGS AND RENTS INSURANCE.

Throughout the Project construction period until its completion, insurance against loss of earnings and rents as a result of delay (when delay is caused by an insured peril under the Builder's Risk Policy, Boiler and Machinery Policy and any other property insurance covering the Project) written in an "all risks" form, either as an endorsement to the insurance required under Paragraph II(A), or under a separate policy, in an amount sufficient (in Lender's opinion) to cover mortgage payments for a period of at least six months.

(E) WORKERS COMPENSATION INSURANCE.

Workers Compensation insurance covering all employees of Borrower and its contractor and subcontractors for the Project to the extent required by Statutory Law, including Other States Coverage. Policy shall also provide Employer's Liability coverage for

Bodily Injury by Accident - $500,000 Each Accident

Bodily Injury by Disease - $500,000 Policy Limit

Bodily Injury by Disease - $500,000 Each Employee

Borrower shall require or shall cause its general contractor to require evidence of Workers Compensation coverage from each and every subcontractor in form and limits acceptable to Lender.

(F) LIABILITY INSURANCE.

COMMERCIAL GENERAL LIABILITY: An Insurance Service Office industry standard or equivalent Commercial General Liability insurance policy, including contractual liability, with limits of liability for bodily injury and property damage of at least $1,000,000 per occurrence and $2,000,000 annual aggregate, with Borrower and Regions Bank as additional insureds.

AUTOMOBILE LIABILITY: An Automobile Liability insurance policy with limits of liability for bodily injury and property damage of at least $1,000,000 per accident.

UMBRELLA LIABILITY: Umbrella Liability insurance in the minimum amount of $5,000,000 for each occurrence and aggregate combined single limit for all liability, with a $10,000 self insured retention for exposure not covered in underlying primary policies. The Umbrella Liability policy shall name in its underlying schedule the policies of Commercial General Liability and Automobile Liability.

(G) COMMERCIAL BLANKET EMPLOYEE DISHONESTY.

A Commercial Blanket Bond covering employees of Borrower and the general contractor, including their officers, and the individual owners, of the insured business entity, whether a joint venture, partnership, proprietorship or incorporated entity, against loss as a result of their dishonesty. Policy limit shall be in an amount of at least $100,000, subject to a deductible of no more than $10,000 per occurrence.

(H) CONTRACTOR'S EQUIPMENT.

Borrower shall require or shall cause its general contractor to require, insurance to protect the contractor or its subcontractors for damage to, including loss of the use of any tools, equipment or vehicles whether licensed or not for road use, including owned, leased, hired, or borrowed equipment or vehicles. Lender shall assume no responsibility for loss or damage to the above.

III. TYPES OF PERMANENT INSURANCE – AFTER THE CONSTRUCTION PERIOD

Borrower will at all times keep the Project insured after completion of the Improvements against loss or damage from such causes as are customarily insured against by prudent owners of similar facilities. Without limiting the generality of the foregoing, Borrower will obtain and maintain in effect the following amounts and types of insurance throughout the term of the Loan:

(A) "ALL RISKS" OR "SPECIAL" FORM PROPERTY INSURANCE.

All Risks or Special Form Property insurance against loss or damage to the building and Improvements, including but not limited to, perils of fire, lightning, water, wind, theft, vandalism and malicious mischief, plate glass breakage, and perils typically provided under an Extended Coverage Endorsement and other forms of broadened risk perils, and insured on a "replacement cost" value basis to the extent of the full replacement value of the Project. The deductible amount thereunder shall be borne by Borrower in the event of a loss, and the deductible must not exceed $25,000 per occurrence. Further, in the event of a loss, Borrower shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer, and Borrower further agrees it will notify Lender of any loss in the amount of $25,000 or greater and that no claim at or in excess of $25,000 thereunder shall be settled without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed by Lender.

(B) BOILER AND MACHINERY EQUIPMENT INSURANCE.

If required by Lender, such permanent form of coverage shall be in place at the appropriate time during the Project period in order to include and insure "Hot Testing" of the new equipment and systems for a minimum of thirty (30) days prior to Project completion and occupancy. A Boiler and Machinery Equipment policy shall remain in force after Project completion throughout the term of the Loan. Amount of insurance shall be in an amount equal to

the replacement cost value of the equipment, and shall include coverage for expediting permanent repairs and permanent replacement. The deductible for any loss thereunder shall not exceed $25,000 per occurrence.

(C) FLOOD AND EARTHQUAKE INSURANCE.

If the flood determination performed by Lender shows that the real property securing the referenced loan is located in a special flood hazard area according to the Federal Emergency Management Agency, flood insurance will be required under the National Flood Insurance Program prior to closing in the amount required by Lender.

Lender requires that buildings located in a special flood hazard area be insured under a NFIP policy up to the maximum limit of coverage for each property type or through a private flood insurance policy or under a combination of both if necessary to obtain the amount required by Lender. Any private flood insurance policy must provide coverage that is at least as broad as the coverage provided under a standard NFIP policy, including when considering deductibles, exclusions, and conditions offered by the insurer.

Insurance has to be purchased for each building, i.e., for an apartment complex consisting of 5 separate structures, each structure must be separately insured; however insurance cannot be written for more than replacement cost.

A general assessment of the seismic risk level should be made. A Probable Maximum Loss study conducted by a qualified engineer will provide an estimate of direct earthquake loss for a specific building, with the final amount of earthquake insurance, if any, to be determined by Lender.

(D) LOSS OF EARNINGS AND RENTS, INSURANCE.

Insurance against loss of earnings and rents in an amount sufficient (in Lender's opinion) to cover not less than 12 months' lost earnings and rents written in an "all risks" form, either as an endorsement to the insurance required under Paragraph III(A), or under a separate policy.

(E) WORKERS COMPENSATION INSURANCE.

Workers Compensation insurance covering all employees of Borrower, or any contractor employed to run or maintain the facility to the extent required by Statutory Law, including Other States Coverage. Policy shall also provide Employer's Liability coverage for

Bodily Injury by Accident - $500,000

Each Accident Bodily Injury by Disease - $500,000 Policy Limit

Bodily Injury by Disease - $500,000 Each Employee

Borrower shall require any contractor hired to manage or maintain the facility to provide evidence of Workers Compensation coverage to Borrower in such form and with such limits deemed acceptable to Borrower.

(F) LIABILITY INSURANCE.

COMMERCIAL GENERAL LIABILITY: An Insurance Service Office industry standard or equivalent Commercial General Liability insurance policy, including contractual liability, with limits of liability for bodily injury and property damage of at least $1,000,000 per occurrence and $2,000,000 annual aggregate, with Regions Bank as an additional insured.

AUTOMOBILE LIABILITY: An Automobile Liability insurance policy with limits of liability for bodily injury and property damage of at least $1,000,000 per accident.

UMBRELLA LIABILITY: Umbrella Liability insurance in the minimum amount of $5,000,000 for each occurrence and aggregate combined single limit for all liability, with a $10,000 self-insured retention for exposure not covered in underlying primary policies. The Umbrella Liability policy shall name in its underlying schedule the policies of Commercial General Liability, Automobile Liability and Employer's Liability.

(G) COMMERCIAL BLANKET EMPLOYEE DISHONESTY.

A Commercial Blanket Bond covering all employees of Borrower, including its officers, and the individual owners of the insured business entity, whether a joint venture, partnership, proprietorship or incorporated entity, against loss as a result of their dishonesty. Policy limit shall be in an amount of at least $100,000, subject to a deductible of no more than $10,000 per occurrence.

(H) TERRORISM INSURANCE.

Terrorism insurance should be obtained if the Project is judged to be at high risk from terrorist attacks. The requirement for terrorism insurance shall be within Lender's discretion.

IV. FLOOD INSURANCE REQUIREMENTS

Flood insurance is a federal requirement and cannot be waived. Certain tasks must be completed prior to making, increasing, renewing, or extending a loan (including construction loans) secured in whole or in part by real property located in a Special Flood Hazard Area (SFHA). For all such loans:

1. Within a reasonable time prior to closing, the Borrower must be provided with a Notice to Borrower form. The Notice to Borrower form provides notice to the Borrower that all or a portion of the real property securing the loan is located in a SFHA and that flood insurance is required. The Borrower must execute this form and return it prior to closing.

2. The Borrower must provide evidence of acceptable flood insurance prior to closing in the amount required by Lender and in accordance with the mandatory flood purchase guidelines of the National Flood Insurance Program. Note, flood insurance must be purchased for each building located in SFHA, i.e., for an apartment complex consisting of 5 separate structures, each structure must be separately insured.
3. If Borrower fails to maintain adequate flood insurance during the course of the Loan, Lender may advance the cost of any premiums and fees, which shall become additional debt and shall be secured by the Security Instrument.

- Special Considerations:

Contents Coverage / Loans in SFHA - If the real property securing a loan is located in a SFHA, an analysis must be undertaken whether flood insurance for the contents is required in addition to flood insurance for the structure(s). If the parties intend for both the real property and the contents to secure the Loan, then evidence of acceptable flood insurance must be provided prior to closing related to both the structure and the contents. If, however, a Loan is located in a SFHA and the intent of the parties is to have *only* the real property secure the Loan.
Home Builder Finance (HBF) Loans – The above rules apply equally to HBF, with the exception that evidence of acceptable flood insurance for loans made, increased, renewed, or extended by HBF must be provided by the Borrower to Lender no later than when a foundation slab has been poured and/or an elevation certificate has been issued.

V. ADDITIONAL PROVISIONS

Borrower will maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses that are similarly situated and located and as may be required by applicable law and as are required by any Loan Documents (including hazard and business interruption insurance). All such insurance shall (a) provide that no material modification thereof shall be effective until at least thirty (30) days after receipt by the Lender of written notice thereof, except as reasonably determined by Lender in writing, (b) provide that no termination thereof shall be effective until at least fifteen (15) days after receipt by the Lender of written notice thereof, except as reasonably determined by Lender in writing, (c) name Lender as an additional insured party thereunder, and (d) in the case of each casualty insurance policy, include a Standard Mortgage Clause or a Lender's Loss Payable clause (as applicable) naming Lender.

On the date hereof and from time to time thereafter, Borrower will deliver to Lender upon its request information in reasonable detail as to the insurance then in effect, providing the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Without limiting the foregoing, the Borrower shall (i) maintain fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that is subject to the Security Instrument, on such terms and in such amounts as required by applicable regulations of the Board of Governors of the Federal Reserve System, (ii) furnish to Lender evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof and (iii) furnish to Lender prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area. If the Borrower fails to maintain such insurance, Lender may advance the cost of any premiums and fees, which shall become additional debt of the Borrower and shall be secured by the Security Instrument.